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                                                                    EXHIBIT 10.1

                          Securities Purchase Agreement

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                                                               Execution Version

                        SERIES D PREFERRED STOCK PURCHASE
                         AND WARRANT EXERCISE AGREEMENT

     THIS SERIES D PREFERRED STOCK PURCHASE AND WARRANT EXERCISE AGREEMENT, dated as of January 31, 2003 (this "Agreement"), is entered into by and among Tangible Asset Galleries, Inc., a corporation formed under the laws of the State of Nevada (the "Company"), Stanford Venture Capital Holdings, Inc., a corporation formed under the laws of the State of Delaware (the "Purchaser"), Silvano DiGenova, an individual resident of the State of California (the "Insider"), and those whose names appear on Exhibit A attached hereto (the "Warrant Holders").

                              W I T N E S S E T H:

          WHEREAS, the Company is a dealer of rare coins, fine arts and other collectibles and its common stock (the "Common Stock") is quoted on the OTC Bulletin Board; and

          WHEREAS, the Company, the Purchaser and the Insider were parties to a Securities Purchase Agreement, dated as of April 3, 2002 (the "Prior Purchase Agreement"), pursuant to which the Purchaser acquired (i) 3,000,000 shares of the Company's Series B $1.00 Convertible Preferred Stock, with a stated value of $1.00 per share (the "Series B Preferred Stock"), and (ii) warrants to purchase in the aggregate 30,000,000 shares (the "Warrants") of the Common Stock; and

          WHEREAS, the Company and the Purchaser were parties to a Bridge Loan Agreement, dated as of December 27, 2002 (the "First Bridge Loan Agreement"), pursuant to which the Purchaser lent the Company $500,000 in exchange for a note issued by the Company (the "First Bridge Note"); and

          WHEREAS, the Company and the Purchaser are parties to a Second Bridge Loan Agreement, dated as of January 16, 2003 (the "Second Bridge Loan Agreement"), pursuant to which the Purchaser lent the Company another $500,000 in exchange for a note issued by the Company (the "Second Bridge Note"; the First Bridge Note and the Second Bridge Note collectively, the "Bridge Notes"); and

          WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to issue and sell to the Purchaser, upon the terms and conditions of this Agreement, for an aggregate purchase price of $2,000,000, 2,000,000 shares of the Company's Series D $1.00 Convertible Preferred Stock, with a stated value of $1.00 per share (the "Series D Preferred Stock"), the terms of which are as set forth in the Certificate of Designation of Series D $1.00 Convertible Preferred Stock attached hereto as Exhibit B (the "Series D Certificate of Designation"); and

          WHEREAS, in connection with the purchase of the Series D Preferred Stock pursuant to this Agreement by the Purchaser, the Company intends to modify the terms of the

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Warrants so that the per-share exercise price for all the shares of the Common
Stock covered under the Warrants is reduced to $0.001, which reduced exercise price shall remain the same following a contemplated 20:1 reverse stock split of the outstanding shares of the Common Stock (the "Reverse Stock Split") and the Warrant Holders intend to exercise all the Warrants concurrent with the effectiveness of the Reverse Stock Split at such reduced per-post-split-share exercise price; and

          WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D ("Regulation D") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(2) of the Securities Act.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   AGREEMENT TO PURCHASE; PURCHASE PRICE; WARRANT MODIFICATION AND EXERCISE

     a. Purchase of Preferred Stock. Subject to the terms and conditions set forth in this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser, the Series D Preferred Stock for an aggregate purchase price of TWO MILLION DOLLARS ($2,000,000) which shall be payable on the closing dates in the Table of Closing Dates (as shown below) by (i) cancellation of the obligation of the Company to repay the principal of the Bridge Notes and (ii) payment of $1,000,000 in immediately available funds.

     b. Closings. The Series D Preferred Stock to be purchased by the Purchaser hereunder, in numbers set forth opposite each of the closing dates in the Table of Closing Dates below, shall be issued in such denominations and in such names as the Purchaser may request from the Company at least three business days prior to any closing.

     c.   Table of Closing Dates.

-----------------------------------------------------------------------------------------------
                                                                    Number of Shares of
Closing Date                 Purchase Price                         Series D Preferred Stock
                                                                    Issued
-----------------------------------------------------------------------------------------------
                             One Million Dollars ($1,000,000)
February 7, 2003 (the        (payable by converting the             1,000,000
"First Closing Date")        principal of the Bridge Loans)
-----------------------------------------------------------------------------------------------
February 15, 2003 (the       Five Hundred Thousand Dollars            500,000
"Second Closing Date")       ($500,000)
-----------------------------------------------------------------------------------------------
March 15, 2003 (the "Last    Five Hundred Thousand Dollars            500,000
Closing Date")               ($500,000)
-----------------------------------------------------------------------------------------------

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     d.   Warrant Modification and Exercise. The Company hereby reduces the exercise price for all the shares of the Common Stock covered by the Warrants to $0.001 per share effective immediately. If the Reverse Stock Split occurs, the exercise price of the Warrants following such Reverse Stock Split shall remain to be $0.001 per combined share. On the First Closing Date, the Warrant Holders shall deliver to the Company the Warrant Exercise Forms attached to the Warrants, pursuant to which the Warrant Holders shall exercise all the Warrants, to be effective concurrently with the Reverse Stock Split, at $0.001 per combined share. In the case of the Warrant held by the Purchaser, the aggregate exercise price thereunder in the amount of $250 shall be deemed fully paid upon conversion on the First Closing Date of all of the accrued interest under the Bridge Notes through such date. As to the Warrants held by the remaining Warrant Holders, the exercise price thereunder shall be paid by such respective holders in personal checks delivered to the Company. Immediately upon the effectiveness of the Reverse Stock Split, the Company shall issue an aggregate of 1,500,000 post-split shares (the "Warrant Stock") of the Common Stock to the Warrant Holders represented in certificates in such respective numbers and under such respective names as designated by the Warrant Holders. Notwithstanding anything to the contrary in the Company's Certificate of Designation of Series B $1.00 Convertible Preferred Stock or Certificate of Designation of Series C $100 Redeemable 9% Convertible Preferred Stock (the "Series C Preferred Stock"), the Insider, as holder of all of the issued and outstanding shares of the Series C Preferred Stock and of 400,000 shares of the Series B Preferred Stock, and the Purchaser, as holder of all the remaining issued and outstanding shares of the Series B Preferred Stock, hereby agree that neither the "Conversion Price" nor "Conversion Rate" (as such terms are used in such certificates of designations) shall be adjusted as a result of the reduction of the exercise price of the Warrants hereunder.

2.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

   The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

     a. Qualified Investor. The Purchaser (i) is experienced in making investments of the kind described in this Agreement and the related documents,
(ii) is able, by reason of the business and financial experience of its management, to protect its own interests in connection with the transactions described in this Agreement and the related documents, (iii) is able to afford the loss of its entire investment in the Series D Preferred Stock, (iv) is an "accredited investor" as defined in Rule 501(a) of Regulation D and (v) knows of no reason to anticipate any material change in its financial condition for the foreseeable future.

     b. Restricted Securities. All subsequent offers and sales by the Purchaser of the Series D Preferred Stock and the Common Stock issuable upon conversion or exercise of the Series D Preferred Stock shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration.

     c. Reliance of Representations. The Purchaser understands that the Series D Preferred Stock is being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal securities laws, and that the Company is relying upon the truthfulness and accuracy of the Purchaser's representations and warranties, and the

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Purchaser's compliance with its covenants and agreements, each as set forth herein, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Series D Preferred Stock.

     d. Access to Information. The Purchaser (i) has been provided with sufficient information with respect to the business of the Company for the Purchaser to determine the suitability of making an investment in the Company and such documents relating to the Company as the Purchaser has requested and the Purchaser has carefully reviewed the same, (ii) has been provided with such additional information with respect to the Company and its business and financial condition as the Purchaser, or the Purchaser's agent or attorney, has requested, and (iii) has had access to management of the Company and the opportunity to discuss the information provided by management of the Company and any questions that the Purchaser had with respect thereto have been answered to the full satisfaction of the Purchaser.

     e. Legality. The Purchaser has the requisite corporate power and authority to enter into this Agreement.

     f. Authorization. This Agreement and any related agreements, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Purchaser, and such agreements, when executed and delivered by each of the Purchaser and the Company will each be a valid and binding agreement of the Purchaser, enforceable in accordance with their respective terms, except to the extent that enforcement of each such agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors rights generally and to general principles of equity.

3.   REPRESENTATIONS OF THE COMPANY AND INSIDER

   The Company and the Insider, jointly and severally, represent and warrant to, and covenant and agree with, the Purchaser that:

     a. Organization. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada. The Company has no other interest in any other entities, except for those subsidiaries listed on Schedule 3(a) attached hereto. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state set forth following the name of such subsidiary as follows:
Tangible Collectibles, Inc. (Delaware); Superior Galleries, Inc. (Nevada); Vintageroadshow, Inc. (California); Gehringer & Kellar, Inc. (Pennsylvania); and Tangible Investments of America, Inc. (Pennsylvania). Each of the Company and its subsidiaries is duly qualified as a foreign corporation and in good standing in all jurisdictions in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. The minute books contain true and complete records of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, shareholders and committees of the board of directors of the Company from the date of organization through the date hereof. The stock record books and other similar records of the Company have been provided or made available to the Purchaser or its counsel prior to the execution of this Agreement, are complete and correct in all material respects and have been maintained in accordance with sound business practices. . The Company has, prior to the execution of this

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Agreement, delivered to the Purchaser true and complete copies of the Company's
Articles of Incorporation, Certificates of Designation filed prior to the date of this Agreement, and Bylaws, each as amended through the date hereof. The Company is not in violation of any provisions of its Articles of Incorporation, Certificates of Designation or Bylaws.

     b. Capitalization. On the date hereof, the authorized capital of the Company consists of: (i) 100,000,000 shares of Common Stock, of which 41,211,463 shares are issued and outstanding, (ii) 15,000,000 shares of preferred stock, of which (A) 1,400,000 shares are designated as Series A $5.00 Convertible Preferred Stock with 125,000 of such shares outstanding; (B) 3,400,000 shares are designated as the Series B Preferred Stock, all of which are issued and outstanding; (C) 7,000 shares are designated as the Series C Preferred Stock), of which 7,000 shares are currently outstanding and none of which will be outstanding as a result of the transactions contemplated by the Insider Agreement (as defined in Section 4(i)), and (D) 2,000,000 shares shall be designated as Series D Preferred Stock pursuant to this Agreement. On the date hereof, the Company has issued warrants to purchase 38,309,587 shares of Common Stock at exercise prices from $0.05 to $1.19 per share, and options to purchase 5,122,500 shares of Common Stock at exercise prices from $0.05 to $2.00 per share and is obligated to issue warrants to purchase an aggregate of 131,250 shares of Common Stock at exercise prices ranging from $0.05 to $0.90 per share.
Schedule 3(b) attached hereto sets forth a complete list of all holders of options, warrants, notes, or any other rights or instruments which would entitle the holder thereof to acquire shares of the Common Stock or other equity interests in the Company upon conversion or exercise, setting forth for each such holder the type of security, number of equity shares covered thereunder, the exercise or conversion price thereof, the vesting schedule thereof (if any), and the issuance date and expiration date thereof. Other than as disclosed in
Schedule 3(b) attached hereto, there are no outstanding rights, agreements, arrangements or understandings to which the Company is a party (written or oral) which would obligate the Company to issue any equity interest, option, warrant, convertible note, or other types of securities or to register any shares in a registration statement filed with the Commission. Other than disclosed in
Schedule 3(b) attached hereto, to the Knowledge of the Company (as defined in Section 9), there is no agreement, arrangement or understanding between or among any entities or individuals which affects, restricts or relates to voting, giving of written consents, dividend rights or transferability of shares with respect to any voting shares of the Company, including without limitation any voting trust agreement or proxy. Schedule 3(b) attached hereto contains a complete and accurate schedule of all the shares subject to "lock-up" or similar agreement or arrangement by which any equity shares are subject to resale restrictions and the Company has provided the Purchaser complete and accurate copies of all such agreements, which agreements are in full force and effect. Except for certain guarantees of debt made by the Company on behalf of its subsidiaries as such guarantees are set forth in Schedule 3(b) attached hereto, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire for value any outstanding shares of capital stock or other ownership interests of the Company or any of its subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any of the Company's subsidiaries or any other entity. There are no anti-dilution or price adjustment provisions regarding any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities.

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     c.   Concerning the Common Stock and the Warrant Stock. The Series D
Preferred Stock, the Warrant Stock and the Common Stock issuable upon conversion of the Series D Preferred Stock, when issued, shall be duly and validly issued, fully paid and non-assessable, and will not subject the holder thereof to personal liability by reason of being such a holder.

     d. Authorized Shares. The Company has available a sufficient number of authorized and unissued shares of Common Stock as may be necessary to effect conversion of the Series D Preferred Stock. Each of the Company and the Insider understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of shares of Common Stock upon the conversion of the Series D Preferred Stock. The Company further acknowledges that its obligation to issue shares of Common Stock upon conversion of the Series D Preferred Stock is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

     e. Legality. The Company has the requisite corporate power and authority to enter into this Agreement, and to issue and deliver the Series D Preferred Stock, the Warrant Stock and the Common Stock issuable upon conversion of the Series D Preferred Stock.

     f. Transaction Agreements. This Agreement, the Series D Certificate of Designation, the Registration Rights Agreement (as defined below), the Stanford Consulting Agreement (as defined below), and the Insider Agreement (as defined below) (collectively, the "Primary Documents"), and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and this Agreement is, and the other Primary Documents, when executed and delivered by the Company, will each be, a valid and binding agreement of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of each of the Primary Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

     g. Financial Statements. The financial statements and related notes thereto contained in the Company's filings with the Commission (the "Company Financials") are correct and complete in all material respects and have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly and accurately the financial condition and operating results of the Company in all material respects as of the dates and during the periods indicated therein. Except as disclosed in Schedule 3(g) attached hereto, since December 31, 1998, there has been no change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company or any of its subsidiaries.

     h. Commission Filings. The Company has furnished or made available to the Purchaser true and complete copies of all the documents it has filed with the Commission since its inception, all in the forms so filed. As of their respective filing dates, such filings already filed by the Company or to be filed by the Company after the date hereof but before the First Closing Date complied or, if filed after the date hereof, will comply in all material respects with

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the requirements of the Securities Act and the Securities Exchange Act of 1934,
as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, as the case may be, and none of the filings with the Commission contained or will contain any untrue statement of a material fact or omitted or will omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such filings have been all prior to the date of this Agreement corrected, updated or superseded by a document subsequently filed with Commission.

     i. Non-Contravention. The execution and delivery of this Agreement and each of the other Primary Documents, and the consummation by the Company of the transactions contemplated by this Agreement and each of the other Primary Documents, do not and will not conflict with, or result in a breach by the Company of, or give any third party any right of termination, cancellation, acceleration or modification in or with respect to, any of the terms or provisions of, or constitute a default under, (A) its Articles of Incorporation, Certificates of Designation or Bylaws of the Company, as amended through the date hereof, (B) any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or its subsidiaries are a party or by which they or any of their properties or assets are bound, or (C) any existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court or federal, state, securities industry or foreign regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company, its subsidiaries, or any of their properties or assets (collectively, "Legal Requirements"), other than those which have been waived or satisfied on or prior to the First Closing Date.

     j. Approvals and Filings. Other than the completion of the filing of the Series D Certificate of Designation, no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entry into or the performance of this Agreement and the other Primary Documents.

     k. Compliance With Legal Requirements. Except as disclosed in Schedule 3(k) attached hereto, neither the Company nor any of its subsidiaries has violated in any material respect, and is not currently in material default under, any Legal Requirement applicable to the Company or such subsidiary, or any of the assets or properties of the Company or such subsidiary, where such violation could reasonably be expected to have any Material Adverse Effect (as defined below) on the business or financial condition of the Company or such subsidiary. "Material Adverse Effect" means, with respect to any Person, a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of the Person, or (ii) the ability of the Person to consummate the transactions contemplated by the Primary Documents or to perform any of its obligations under this Agreement.

     l. Absence of Certain Changes. Since December 31, 2001 and except as previously disclosed to the Purchaser and listed on Schedule 3(l), there has been no change nor development that may have a Material Adverse Effect on the Company, and no event has occurred or circumstance exists that may result in such a Material Adverse Effect.

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     m.   Indebtedness to Officers, Directors and Shareholders. Except as set
forth on Schedule 3(m) attached hereto, neither the Company nor any of its subsidiaries is indebted to any of such entity's shareholders, officers or directors (or to members of their immediate families) in any amount whatsoever (including, without limitation, any deferred compensation or salaries payable).

     n. Relationships With Related Persons. To the Knowledge of the Company, except as set forth in Schedule 3(n) attached hereto, no officer, director, or principal shareholder of the Company or any of its subsidiaries nor any Related Person (as defined below) of any of the foregoing has, or since December 31, 1998 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to the business of the Company or any of its subsidiaries. Except as set forth in Schedule 3(n) attached hereto, no officer, director, or principal shareholder of the Company or any of its subsidiaries nor any Related Person of the any of the foregoing is, or since December 31, 1998 has owned an equity interest or any other financial or profit interest in or held any management position with, a Person (as defined below) that has (i) had business dealings or a material financial interest in any transaction with the Company or any of its subsidiaries, or (ii) engaged in competition with the Company or any of its subsidiaries with respect to any line of the merchandise or services of such company (a "Competing Business") in any market presently served by such company except for ownership of less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Schedule 3(n) attached hereto, no director, officer, or principal shareholder of the Company or any of its subsidiaries nor any Related Person of any of the foregoing is a party to any Contract with, or has claim or right against, the Company or any of its subsidiaries. As used in this Agreement, "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or any governmental body; "Related Person" means, (X) with respect to a particular individual, (a) each other member of such individual's Family (as defined below); (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest (as defined below); and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity); (Y) with respect to a specified Person other than an individual, (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any Related Person of any individual described in clause (b) or (c). For purposes of the foregoing definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting

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interests representing at least 1% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 1% of the outstanding equity securities or equity securities in a Person.

     o. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed to the Purchaser that could reasonably be expected to have a Material Adverse Effect upon the Company or any of its subsidiaries. The representations and warranties of the Company set forth in this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

     p. Title to Properties; Liens and Encumbrances. Each of the Company and its subsidiaries has good and marketable title to all of its material properties and assets, both real and personal, and has good title to all its leasehold interests. Except as disclosed in Schedule 3(p) attached hereto, all material properties and assets reflected in the Company Financials are free and clear of all Encumbrances (as defined below) except liens for current Taxes not yet due. As used in this Agreement, "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     q. Patents and Other Proprietary Rights. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for the conduct of its business as now conducted and as proposed to be conducted, and to the Knowledge of the Company, such business does not and would not conflict with or constitute an infringement on the rights of others.

     r. Permits. Each of the Company and its subsidiaries has all permits, licenses and any similar authority necessary for the conduct of its business as now conducted, the lack of which would have a Material Adverse Effect on such company. Neither the Company nor any of its subsidiaries is in default in any respect under any of such permits, licenses or similar authority.

     s. Absence of Litigation. Except as disclosed on Schedule 3(s) attached hereto, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or arbitration tribunal pending or, to the Knowledge of the Company or its subsidiaries, threatened, against or affecting the Company or its subsidiaries, in which an unfavorable decision, ruling or finding would have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Primary Documents.

     t. No Default. Except as disclosed on Schedule 3(t) attached hereto, neither the Company nor any of its subsidiaries is in default in the performance or observance of any

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obligation, covenant or condition contained in any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound.

     u.   Taxes. Except as disclosed on Schedule 3(u) attached hereto,

            1. All Tax Returns (as defined below) required to have been filed by or with respect to the Company or any of its subsidiaries (including any extensions) have been so filed. All such Tax Returns are true, complete and correct in all material respects. All Taxes (as defined below) due and payable by the Company, or any of its subsidiaries, whether or not shown on any Tax Return, or claimed to be due by any Taxing Authority, (as defined below) have been paid or accrued on the balance sheet included in the Company's latest filing with the Commission.

            2. Neither the Company nor any of its subsidiaries has any material liability for Taxes outstanding other than as reflected in the balance sheet in the interim financial statements of the Company for the nine-month period ended on September 30, 2002 (the "Interim Financial Statements") or incurred subsequent to the date of the Interim Financial Statements in the ordinary course of business. The unpaid Taxes of the Company and its subsidiaries (i) did not, as of the most recent fiscal month end, exceed by any material amount the reserve for liability for such tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the balance sheet included in the Interim Financial Statements and (ii) will not exceed by any material amount that reserve as adjusted for operation and transactions through the First Closing Date.

            3. Neither the Company nor any of its subsidiaries is a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by a Taxing Authority of any jurisdiction in which the Company or any of its subsidiaries does not file Tax Returns that the Company or such subsidiary is or may be subject to taxation by that jurisdiction.

            4. The Company and each of subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

            5. There has been no action by any Taxing Authority in connection with assessing additional Taxes against or in respect of the Company or any of its subsidiaries for any past period. There is no dispute or claim concerning any Tax liability of the Company or any of its subsidiaries (i) claimed, raised or, to the Knowledge of the Company, threatened by any Taxing Authority or
                (ii) of which the Company is otherwise aware. There are no liens for Taxes upon the assets and properties of the Company or any of its subsidiaries other than liens for Taxes not yet due.
                Schedule 3(u) attached hereto indicates those Tax Returns, if any, of the Company, and each of its subsidiaries that have been audited or examined by Taxing Authorities, and indicates those Tax returns of the Company and of its subsidiaries that currently are the subject of audit or examination. The Company has made available to the Purchaser complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company and any of its subsidiaries since the fiscal year ended December 31, 2001.

         6. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company or with respect to any Tax assessment or deficiency affecting the Company or any of its subsidiaries.

         7. The Company has not received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

         8. The Company does not have any liability for the Taxes of any person or entity other than the Company (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Legal Requirements), (ii) as a transferee or successor,
             (iii) by contract or (iv) otherwise.

         9. The Company (i) has not agreed to make nor is required to make any adjustment under Section 481 of the Internal Revenue Code by reason of a change in accounting method and (ii) is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Internal Revenue Code.

         10. The Company is not a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

         11. The Company is not involved in, subject to, or a party to any joint venture, partnership, contract or other arrangement that is treated as a partnership for federal, state, local or foreign Tax purposes.

         12. The Company was not included nor is includible, in the Tax Return of any other entity.

As used in this Agreement, a "Tax Return" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax; "Tax" means any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross, receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by Taxing Authority, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term includes any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments; and "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

     v. Certain Prohibited Activities. Neither the Company nor any of its directors, officers or other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to any political activity, (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person.

     w. Contracts; No Defaults. (A) Schedule 3(w) attached hereto contains a complete and accurate list, and the Company has made available to the Purchaser true and complete copies, of:

         1. each Applicable Contract (as defined below) that involves performance of services or delivery of goods or materials of an amount or value in excess of $25,000;

         2. each Applicable Contract that was not entered into in the ordinary course of business or is not cancelable by the Company or a subsidiary of the Company with no penalty upon advance notice of 30 days or less and that involves expenditures or receipts of the Company or its subsidiaries in excess of $5,000;

         3. each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year);

         4. each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company or any of its subsidiaries with any other person or entity;

         5. each Applicable Contract containing covenants that in any way purport to restrict the business activity of any of the Company and its subsidiaries or any affiliate of the foregoing or limit the freedom of any of the Company and its subsidiaries or any affiliate of the foregoing to engage in any line of business or to compete with any person or entity;

         6. each employment or consulting agreement of the Company and its subsidiaries (other than unwritten at will employment arrangements);

         7. each Applicable Contract providing for payments to or by any person or entity based on sales, purchases, or profits, other than direct payments for goods;

         8. each power of attorney executed by any of the Company and its subsidiaries that is currently effective and outstanding;

         9. each Applicable Contract entered into other than in the ordinary course of business that contains or provides for an express undertaking by any of the Company and its subsidiaries to be responsible for consequential damages;

         10. each Applicable Contract for capital expenditures in excess of $25,000;

         11. each written warranty, guaranty, and other similar undertaking with respect to contractual performance extended by any of the Company and its subsidiaries other than in the ordinary course of business; and

         12. each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

As used in this Agreement, "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding; "Applicable Contract" means any Contract (a) under which any of the Company or its subsidiaries has or may acquire any rights, (b) under which any of the Company or its subsidiaries has or may become subject to any obligation or liability, or (c) by which any of the Company or its subsidiaries or any of the assets owned or used by it is or may become bound.

(B) Except as set forth in Schedule 3(w) attached hereto, (i) each of the Company and its subsidiaries is, and has been, in material compliance with all applicable terms and requirements of each Contract under which such company has or had any obligation or liability or by which such company or any of the assets owned or used by such company is or was bound; (ii) each other person or entity that has or had any obligation or liability under any Contract under which any of the Company and its subsidiaries has or had any rights is, and has been, in material compliance with all applicable terms and requirements of such Contract;
(iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a material violation or breach of, or give any of the Company and its subsidiaries or other person or entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and (iv) none of the Company and its subsidiaries has given to or received from any other person or entity any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

(C) Each Applicable Contract is valid, in full force, and binding on and enforceable against the other party or parties to such contract in accordance with its terms and provisions.

(D) Except as disclosed on Schedule 3(w) attached hereto, there are no renegotiation of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any of the Company and its subsidiaries under current or completed Contracts with any person or entity and, to the Knowledge of the Company, no such person or entity has made written demand for such renegotiation.

(E) The Contracts relating to the sale, design, or provision of products or services by the Company or any of its subsidiaries have been entered into in the ordinary course of business and have been entered into without the commission of any act alone or in concert with any other person or entity, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

     x. Agent Fees. The Company has not incurred any liability for any finder's or brokerage fees or agent's commissions in connection with the transactions contemplated by this Agreement.

     y. Insurance. Schedule 3(y) attached hereto sets forth a true and correct list of all the insurance policies covering the business, properties and assets of the Company and its subsidiaries presently in force (including as to each (i) risk insured against, (ii) name of carrier, (iii) policy number, (iv) amount of coverage, (v) amount of premium, (vi) expiration date and (vii) the property, if any, insured). All of the insurance policies set forth on Schedule 3(y) attached hereto are in full force and effect and all premiums, retention amounts and other related expenses due have been paid, and neither the Company nor any of its subsidiaries has received any written notice of cancellation with respect to any of the policies. Such policies, taken together, provide adequate insurance coverage for the assets and the operations of the Company and its subsidiaries for all risks normally insured against by companies carrying on the same business or businesses as the Company and its subsidiaries.

     z. Employees. Schedule 3(z) attached hereto is a true and correct list of all employees of the Company and its subsidiaries and includes their accrued vacation and sick pay, the nature of their duties and the amounts of their compensations (including deferred compensation).

     aa. Employee Benefits.

          1. Except as disclosed on Schedule 3(aa) and except Plans (as defined below), administered by third parties, that provide group health coverage (medical and dental), (i) neither the Company nor any of its ERISA Affiliates (as defined below) maintains or sponsors (or ever maintained or sponsored), or makes or is required to make contributions to, any Plans;

          2. With respect to each Plan which provides health care coverage, the Company and each of its ERISA Affiliates have complied in all material respects with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), and the applicable COBRA regulations and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder, and neither the Company nor any ERISA Affiliate has incurred any liability under Section 4980B of the Internal Revenue Code;

          3. Other than routine claims for benefits under the Plans, there are no pending, or, to the Knowledge of the Company, threatened, actions or proceedings involving the Plans, or the fiduciaries, administrators, or trustees of any of the Plans or the Company or any of its ERISA Affiliates as the employer or sponsor under any Plan, with any governmental agency, any participant in or beneficiary of any Plan or any other person whatsoever. The Company knows of no reasonable basis for any such claim, lawsuit, dispute, or controversy.

As used in this Agreement, "Plan" means (i) each of the "employee benefit plans" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")), of which any of the Company or any member of the same controlled group of businesses as the Company within the meaning of
Section 4001(a)(14) of ERISA (an "ERISA Affiliate") is or ever was a sponsor or participating employer or as to which the Company or any of its ERISA Affiliates makes contributions or is required to make contributions, and (ii) any similar employment, severance or other arrangement or policy of any of the Company or any of its ERISA Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

     bb. Private Offering. Subject to the accuracy of the Purchaser's representations and warranties set forth in Section 2 hereof, (i) the offer, sale and issuance of the Series D Preferred Stock, (ii) the issuance of Common Stock pursuant to the conversion and/or exercise of such securities into shares of Common Stock, each as contemplated by the Primary Documents, are exempt from the registration requirements of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Series D Preferred Stock or any similar securities for issuance or sale, or solicit any offer to acquire any of the same from anyone so as to render the issuance and sale of such securities subject to the registration requirements of the Securities Act. The Company has not offered or sold the Series D Preferred Stock by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

     cc. Mergers, Acquisitions and Divestitures. Except as set forth on Schedule 3(cc) attached hereto, none of the Company and its subsidiaries has ever acquired any equity interest in or any major assets of any other Person, or sold the equity interest in any of its subsidiaries or any major asset owned by it or any of its subsidiaries, in a deal the terms of which were not based on arms' length negotiations. Except as set forth on Schedule 3(cc) attached hereto, to the Knowledge of the Company, none of the Insider and the officers and directors of the Company or its subsidiaries has received any benefit in connection with any of the foregoing transactions or is under any agreement or understanding with any Person (including agreements or understandings among themselves) with respect to the receipt of or entitlement to any such benefit.

4.   CERTAIN COVENANTS, ACKNOWLEDGMENTS AND RESTRICTIONS

     a. Transfer Restrictions. The Purchaser acknowledges that (i) neither the Series D Preferred Stock nor the Common Stock issuable upon conversion of the Series D Preferred Stock have been registered under the Securities Act, and such securities may not be transferred unless (A) subsequently registered thereunder or (B) they are transferred pursuant to an exemption from such registration, and
(ii) any sale of the Series D Preferred Stock or the Common Stock issuable upon conversion thereof (collectively, the "Securities") made in reliance upon Rule 144 under the Securities Act ("Rule 144") may be made only in accordance with the terms of said Rule 144. The provisions of Section 4(a) and 4(b) hereof, together with the rights of the Purchaser under this Agreement and the other Primary Documents, shall be binding upon any subsequent transferee of the Series D Preferred Stock.

     b. Restrictive Legend. The Purchaser acknowledges and agrees that, until such time as the Securities shall have been registered under the Securities Act or the Purchaser demonstrates to the reasonable satisfaction of the Company and its counsel that such registration shall no longer be required, such Securities may be subject to a stop-transfer order placed against the transfer of such Securities, and such Securities shall bear a restrictive legend in substantially the following form:

     THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.

     c. Filings. The Company undertakes and agrees that it will make all required filings in connection with the sale of the Securities to the Purchaser as required by federal and state laws and regulations, or by any domestic securities exchange or trading market, and if applicable, the filing of a notice on Form D (at such time and in such manner as required by the rules and regulations of the Commission), and to provide copies thereof to the Purchaser promptly after such filing or filings. With a view to making available to the holders of the Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit such holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form SB-2, the Company shall (a) at all times make and keep public information available, as those terms are understood and defined in Rule 144, (b) file on a timely basis with the Commission all information that the Commission may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all actions that may be required as a condition to the availability of

Rule 144 (or any successor exemptive rule hereafter in effect) with respect to the Common Stock; and (c) furnish to any holder of the Securities forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) any other reports and documents that a holder of the Securities may reasonably request in order to avail itself of any rule or regulation of the Commission allowing such holder to sell any such Securities without registration. Notwithstanding the foregoing, the Company shall have until February 15, 2003 to make its periodic filings on Forms 10KSB for the fiscal year ended June 30, 2002 and on Form 10QSB for the fiscal quarter ended September 30, 2002.

     d. Periodic Filings With the Commission. The Company shall, no later than February 15, 2003, make all the filings required to be filed by such date with the Commission by the Company as a company subject to the periodic reporting requirements under the Exchange Act.

     e. Reservation of Common Stock. The Company will at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the conversion of the Series D Preferred Stock.

     f. Registration Requirement. Concurrently with the execution of this Agreement, the Purchaser and the Company shall execute a registration rights agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement").

     g. Exchange of Series C Preferred Stock. The Insider shall have exchanged all 7,000 shares of the Series C Preferred Stock held by him, representing all of the issued and outstanding shares of such stock, into the Common Stock at an exchange price of $0.06 per share pursuant to the Insider Agreement (as defined below). The Company hereby covenants with the Purchaser that after such exchange, no additional share of the Series C Preferred Stock will be issued notwithstanding anything to the contrary in the Company's Certificate of Designation of Series C $100 Redeemable 9% Convertible Preferred Stock.

     h. Filing of the Series D Certificate of Designation. The Company shall have authorized, caused to be executed, and filed with the Secretary of State of the State of Nevada the Series D Certification of Designation by the First Closing Date.

     i. Agreement With Insider. Concurrently with the execution of this Agreement, the Company and the Insider shall execute a Share Exchange and Note Modification Agreement in the form of Exhibit D attached hereto (the "Insider Agreement").

     j. Stock Split. The Board of Directors of the Company shall authorize the Reverse Stock Split of the outstanding shares of the Company's Common Stock, to be effective concurrently with the effectiveness of the registration statement to be filed with the Commission pursuant to the Registration Agreement, so that every 20 shares of the Common Stock will be converted into one share of the Common Stock. The Company shall use reasonable best efforts to obtain such other approval or authorization as necessary to effectuate the Reverse Stock Split and to cause the above-mentioned registration statement and the Reverse Stock Split to become effective as promptly as possible.

     k. Repayment of Debt. The Company shall repay all outstanding indebtedness for borrowed money, other than (i) the $2,500,000 debt to the Wes English Estate and (ii) the $1,000,000 debt to the Insider as evidenced by that certain Promissory Note dated April 3, 2002 from the Company, no later than the Last Closing Date.

     l. Consulting Agreement. The Company shall enter into a consulting agreement (the "Stanford Consulting Agreement") substantially in the form of Exhibit E attached hereto with the Purchaser by no later than the First Closing Date.

     m. Negotiation With Robert Hersch. The Company shall obtain, no later than the First Closing Date, an extension of its consulting agreement with Robert Hersch through May 31, 2003.

     n. Return of Certificates on Conversion. Upon any conversion by the Purchaser of less than all of the Series D Preferred Stock pursuant to the terms of the Series D Certificates of Designation, the Company shall issue and deliver to the Purchaser within 7 business days of the date of conversion, a new certificate or certificates for, as applicable, the total number of shares of the Series D Preferred Stock, which the Purchaser has not yet elected to convert (with the number of and denomination of such new certificate(s) designated by the Purchaser).

     o. Replacement Certificates. The certificate(s) representing the shares of the Series D Preferred Stock held by the Purchaser shall be exchangeable, at the option of the Purchaser, at any time and from time to time at the office of Company, for certificates with different denominations representing an equal aggregate number of shares of the Series D Preferred Stock, as requested by the Purchaser upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

     p. Approval Rights. From the date hereof and until the Last Closing Date, the Company shall not take any of the following actions without the prior written consent of the Purchaser, which consent will not be unreasonably withheld or delayed:

          1. sell a material portion of the assets of the Company or any of its subsidiaries or merge the Company or any of its subsidiaries into or with another unaffiliated company;

          2. change the articles of incorporation, bylaws or other charter documents of the Company or any of its subsidiaries, except as contemplated hereby;

          3. change substantially or materially the nature of the business of the Company or any of its subsidiaries;

          4. issue any equity securities or securities convertible into equity securities of the Company or any of its subsidiaries, other than the Series D Preferred Stock and Warrant

Stock pursuant to this Agreement and any Common Stock issued upon conversion of the Series B Preferred Stock or Series D Preferred Stock held by the Purchaser;

          5. make any acquisition or any capital expenditure, services of related expenditures or agree to a schedule of spending or payments for assets which, in the aggregate, exceeds or would exceed $50,000 over a consecutive twelve month period, except for the acquisition of inventory or other related assets in the ordinary course of business;

          6. enter into any credit facility or incur any material amount of debt, other than incurring obligations for purchases of inventory or other related assets in the ordinary course of business;

          7. offer or sell any securities of the Company or its subsidiaries other than permitted in clause (4) above;

          8. expand the number of members of the board of directors of the Company;

          9. declare or pay dividends or redeem securities, except for (i) the dividends relating to the Series A preferred stock pursuant to the terms of the relevant certificate of designation; or (ii) any transaction relating to the Series B Preferred Stock or Series D Preferred Stock; or

          10. enter into or modify a related-party transaction.

     q. Reconstitution of the Board. On or before February 15, 2003, the Company shall cause the reconstitution of its Board of Directors to comply with the regulatory requirements for companies that list their securities on the American Stock Exchange or the NASDAQ Small Cap Market as currently being proposed or later adopted prior to such date.

     r. Information Statement. As soon as practicable but in no event later than 45 days from the date of this Agreement, the Company shall file a Schedule 14C Information Statement concerning the Reverse Stock Split with the Commission.

5.   CONDITIONS TO THE COMPANY'S OBLIGATION TO ISSUE THE SHARES

  The Purchaser understands that the Company's obligation to issue the Series D Preferred Stock on each closing date to the Purchaser pursuant to this Agreement is conditioned upon the following (unless waived by the Company):

     a. The accuracy on each closing date of the representations and warranties of the Purchaser contained in this Agreement as if made on each closing date and the performance by the Purchaser on or before each closing date of all covenants and agreements of the Purchaser required to be performed on or before each closing date.

     b. The absence or inapplicability on each closing date of any and all laws, rules or regulations prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval, except for any stockholder or Board of Director approval or consent contemplated herein, which shall not have been obtained.

     c. All regulatory approvals or filings, if any, on each closing date necessary to consummate the transactions contemplated by this Agreement shall have been made as of each closing date.

     d. The receipt of good funds as of each closing date as scheduled in the Table of Closings in Section 1(c).

6.   CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE THE SHARES

  The Company understands that the Purchaser's obligation to purchase the Series D Preferred Stock on each closing date is conditioned upon each of the following, unless waived in writing by the Purchaser:

     a. The Purchaser shall have completed to its satisfaction its due diligence review of the Company, the Company's business, assets and liabilities, and the Company shall have furnished to the Purchaser and its representatives, such information as may be reasonably requested by them.

     b. The accuracy on each closing date of the representations and warranties of the Company contained in this Agreement as if made on such closing date, and the performance by the Company on or before the First Closing Date of all covenants and agreements of the Company required to be performed on or before the First Closing Date.

     c. The Company shall have delivered to the Purchaser the Series D Preferred Stock as scheduled in the Table of Closings in Section 1(c).

     d. On each closing date after the First Closing Date, the Company shall have fulfilled each of its obligations under this Agreement, including, without limitation, those covenants under Section 4, which the Company is required by the terms of this Agreement to fulfill by such closing date.

     e. On each closing date, the Insider shall have fulfilled each of his obligations under the Insider Agreement which the Insider is required by the terms of such Insider Agreement to fulfill by such closing date.

     f. On each closing date, the Purchaser shall have received from the Company such other certificates and documents as it or its representatives, if applicable, shall reasonably request, and all proceedings taken by the Company or the Board of Directors of the Company, as applicable, in connection with the Primary Documents contemplated by this Agreement and the other Primary Documents and all documents and papers relating to such Primary Documents shall be satisfactory to the Purchaser.

     g. All regulatory approvals or filings, if any, necessary to consummate the transactions contemplated by this Agreement shall have been made as of each closing date.

     h. The Purchaser shall have received by the First Closing Date a legal opinion from Rutan & Tucker LLP substantially in the form attached hereto as Exhibit F and a legal opinion from Kolesar & Leatham, Chtd. substantially in the form attached hereto as Exhibit G.

     i. The Purchaser shall have received a Closing Certificate substantially in the form attached hereto as Exhibit H.

     j. With respect to the Last Closing Date only, the Company shall have reimbursed the Purchaser the expenses incurred in connection with the negotiation or performance of this Agreement pursuant to Section 8 hereof.

7.   RIGHT TO INFORMATION

   As long as any portion of the Series D Preferred Stock remains outstanding, the Company hereby agrees to provide the Purchaser with:

     a. audited financial statements for each fiscal year, as soon as they become available but in no event later than 90 days after the end of each such fiscal year;

     b. unaudited financial statements for each quarter, as soon as they become available but in no event later than 45 days after the end of each such quarter; and

     c. budget plans as they are prepared.

8.   FEES AND EXPENSES

   The Company and the Insider shall bear their own costs, including attorney's fees, incurred in the negotiation of this Agreement and consummating of the transactions contemplated herein. Within 30 days of receipt of supporting documentation, the Company shall reimburse the Purchaser for all of the Purchaser's reasonable out-of-pocket expenses incurred in connection with the negotiation or performance of this Agreement, including without limitation reasonable fees and disbursements of counsel to the Purchaser.

9.   GOVERNING LAW; MISCELLANEOUS

   Except for issues involving Nevada law which shall be governed by and interpreted in accordance with the laws of the State of Nevada, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. Each of the parties consents to the jurisdiction of the federal courts of Florida or the state courts of the State of Florida in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement. This Agreement and each of the Primary Documents have been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any transferees of the Series D Preferred Stock and the Warrant Stock. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. All references to the "Knowledge of the Company" means the actual knowledge of either of the Insider and the Company's Chief Financial Officer after reasonable investigation and due diligence. This Agreement, together with the other Primary Documents, including any certificate, schedule, exhibit or other document delivered to their terms, constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and thereof, and supersedes all prior agreements and understandings, whether written or oral, among the parties with respect to such subject matters. If any action should arise between the parties hereto to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys' fees.

10.  NOTICES

   Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or the next business day following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by 5 days advance written notice to each of the other parties hereto.

Company:                Tangible Asset Galleries, Inc.
                        3444 Via Lido
                        Newport Beach, California 92663
                        Attention: Silvano DiGenova, Chief Executive Officer
                        Telephone: (949) 566-0021
                        Facsimile: (949) 566-1943

with a copy to:         Rutan & Tucker LLP
                        611 Anton Boulevard, 14/th/ Floor
                        Costa Mesa, California 92626-1931
                        Attention: Thomas G. Brockington, Esq.
                        Telephone: (714) 641-5100
                        Facsimile: (714) 546-9035

Purchaser:              Stanford Venture Capital Holdings, Inc.
                        6075 Poplar Avenue
                        Memphis, Tennessee 38119
                        Attention: James M. Davis, President
                        Telephone: (901) 680-5260
                        Facsimile: (901) 680-5265

With a copy to:         Stanford Financial Group
                        5050 Westheimer
                        Houston, Texas 77056
                        Attention: Mauricio Alvarado, Esq.
                        Telephone: (713) 964-5145
                        Facsimile: (713) 964-5245

11.  SURVIVAL

   The agreements, covenants, representations and warranties of the Company, the Insider and the Purchaser shall survive the execution and delivery of this Agreement and the delivery of the Securities hereunder for a period of four years from the date of the Last Closing Date, except that:

   a. the Company's representations and warranties regarding Taxes contained in
      Section 3(u) of this agreement shall survive as long as the Company remains statutorily liable for any obligation referenced in Section 3(u), and

   b. the Company's representations and warranties contained in Section 3(b) shall survive until the Purchaser and any of its affiliates are no longer holders of any of the securities purchased hereunder.

12.  INDEMNIFICATION

              Each of the Company and the Insider, jointly and severally, on the one side, and the Purchaser (each in such capacity under this section, the "Indemnifying Party") agrees to indemnify the other party and each officer, director, employee, agent, partner, stockholder, member and affiliate of such other party (collectively, the "Indemnified Parties") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all reasonable out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with any of the following: (a) any misrepresentation or any breach of any warranty made by the Indemnifying Party herein or in any of the other Primary Documents, (b) any breach or non-fulfillment of any covenant or agreement made by the Indemnifying Party herein or in any of the other Primary Documents, or (c) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Indemnifying Party in connection with the sale or issuance of the Series B Preferred Stock, the Series D Preferred Stock, the Common Stock issuable upon conversion of the Series B Preferred Stock or the Series B Preferred Stock, or the Warrant Stock by the Indemnifying Party to the Indemnified Party (collectively, the "Indemnified Liabilities"). To the extent that the foregoing undertaking by the Indemnifying Party may be unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                       (Signatures on the following page)

            [SIGNATURE PAGE TO SERIES D PREFERRED STOCK PURCHASE AND
                          WARRANT EXERCISE AGREEMENT]

          IN WITNESS WHEREOF, this Series D Preferred Stock Purchase and Warrant Exercise Agreement has been duly executed by each of the undersigned.

                        TANGIBLE ASSET GALLERIES, INC.

                        By: /s/ Silvano DiGenova
                            ----------------------------
                        Name: Silvano DiGenova
                        Title: Chief Executive Officer


                        STANFORD VENTURE CAPITAL HOLDINGS, INC.

                        By: /s/ James M. Davis
                            -----------------------------
                        Name: James M. Davis
                        Title: President


                        "INSIDER"


                        By: /s/ Silvano DiGenova
                            -----------------------------
                              Silvano DiGenova, an Individual


                        "WARRANT HOLDERS"


                        /s/ Silvano DiGenova
                        ---------------------------------
                        Silvano DiGenova, an individual


                        /s/ Daniel T. Bogar
                        ---------------------------------
                        Daniel T. Bogar, an individual


                        /s/ William R. Fusselmann
                        ---------------------------------
                        William R. Fusselmann, an individual

                                        /s/ Osvaldo Pi
                                        ---------------------------------------
                                        Osvaldo Pi, an individual


                                        /s/ Ronald M. Stein
                                        ---------------------------------------
                                        Ronald M. Stein, an individual

                                  EXHIBIT INDEX

EXHIBIT A               WARRANT HOLDERS

EXHIBIT B               SERIES D CERTIFICATE OF DESIGNATION

EXHIBIT C               REGISTRATION RIGHTS AGREEMENT

EXHIBIT D               INSIDER AGREEMENT

EXHIBIT E               STANFORD CONSULTING AGREEMENT

EXHIBIT F               FORM OF RUTAN LEGAL OPINION

EXHIBIT G               FORM OF KOLESAR LEGAL OPINION

EXHIBIT H               FORM OF CLOSING CERTIFICATE

                                 SCHEDULE INDEX

Schedule    Description                                                     Page
--------    -----------                                                     ----
                                                                            Number
                                                                            ------
 3(a)       Organization
 3(b)       Capitalization
 3(g)       Financial Statements
 3(k)       Compliance With Legal Requirements
 3(l)       Absence of Certain Changes
 3(m)       Indebtedness to Officers, Directors and Shareholders
 3(n)       Relationships With Related Persons
 3(p)       Title to Properties; Liens and Encumbrances
 3(s)       Absence of Litigation
 3(t)       No Default
 3(u)       Taxes
 3(w)       Contracts; No Defaults
 3(y)       Insurance
 3(z)       Employees
 3(aa)      Employee Benefits
 3(cc)      Mergers, Acquisitions and Divestitures

                                  SCHEDULE 3(a)

                                  ORGANIZATION

Tangible Asset Galleries, Inc. (Nevada)
Superior Galleries, Inc. (Nevada)
Tangible Collectibles, Inc. (Delaware) - Inactive*
Gehringer & Kellar, Inc. (Pennsylvania) - Inactive*
Vintageroadshow.com, Inc. - Inactive*

*Upon filing of these corporations final tax returns in March 2003, these corporations will be dissolved.

                                  SCHEDULE 3(b)

                                 CAPITALIZATION

                          (Omits Nonconvertible Notes)

The Company's Board and shareholders have approved an increase in the authorized number of shares of common stock to 250,000,000 shares, but the Company has not yet filed a Certificate of Amendment of Articles of Incorporation with respect to this change.

Notwithstanding the last sentence of Section 3(b) of the Series D Preferred Stock Purchase and Warrant Exercise Agreement, the issuance of the Series D Preferred Stock will result in an adjustment (reduction) in the conversion price of the Company's outstanding Series B Convertible Preferred Stock.

List of common stock shareholders under "lock-up" agreements:

Lock-up Agreements Exhibit I (see April 2002 agreement)

--------------------------------------------------------------------------------

                     Shareholder                     Common Shares under Lock-up
--------------------------------------------------------------------------------
Steven Bayern                                                       111,268
--------------------------------------------------------------------------------
Patrick Kolenick                                                    111,268
--------------------------------------------------------------------------------
Richard Viola (1)                                                 1,053,861
--------------------------------------------------------------------------------
Shawn Bayern                                                      1,351,104
--------------------------------------------------------------------------------
Robert Escobio (1)                                                  416,988
--------------------------------------------------------------------------------
Silvano DiGenova                                                 15,486,000
--------------------------------------------------------------------------------

Lock-up Agreements Exhibit II (see April 2002 agreement)

--------------------------------------------------------------------------------

                     Shareholder                     Common Shares under Lock-up
--------------------------------------------------------------------------------
Andrew Denis                                                      2,163,250
--------------------------------------------------------------------------------
Toni Giovanetti                                                   2,176,942
--------------------------------------------------------------------------------
Richard Viola (1)                                                 1,067,934
--------------------------------------------------------------------------------
Aquila Airways                                                      273,830
--------------------------------------------------------------------------------
Robert Escobio (1)                                                  422,556
--------------------------------------------------------------------------------
KSH Investment Fund 1, LP                                           100,000
--------------------------------------------------------------------------------

Lock-up Agreement Exhibit III

--------------------------------------------------------------------------------

                     Shareholder                     Common Shares under Lock-up
--------------------------------------------------------------------------------
CynDel & Co., Inc.                                                5,818,869
--------------------------------------------------------------------------------

(1) Some of the same shares are under both lock-up agreements for these shareholders

On November 15, 2000, the Company entered into a $1,000,000 demand convertible note payable to National Recovery Limited Partnership ("NRLP"), a lender controlled by Carl J. Fusco ("Fusco"), a Director of the Company at the time of the transaction, bearing interest at 13.5% per annum, interest payable monthly, with profit sharing interest in the Company's wholly-owned subsidiary, Tangible Collectibles, Inc., secured by the inventory of that subsidiary and guaranteed by the Company and its chief executive officer and principal stockholder, convertible into common stock at $0.75 per share for the first $500,000 and $1.00 per share for the remaining $500,000. In June 2001 Fusco resigned, as a Director of the Company and NRLP no longer was a related party. On October 1, 2001, the Company amended the note to increase the maximum loan balance to $1,375,000. On January 22, 2003 the Company repaid the note in full.

On July 6, 2001, as part of the Superior business asset acquisition, Superior executed a revolving promissory note ("Credit Line") with the seller of the assets in the aggregate amount of $3,000,000 bearing interest at the prime rate plus 4% and secured by the assignment of notes receivable from consignors of property to Superior. Superior received these consignor notes receivable as evidence of loans made by Superior where repayment of notes is made form the proceeds of the consignor's property consigned through Superior. The line was due on July 5, 2002. The Company and its chief executive officer and principal stockholder guaranteed the Credit Line. On July 10, 2002, the Company repaid the Credit Line in full.

On November 20, 2001, the Company entered into a repurchase agreement with Wes English (the "Buyer") providing for the sale of rare coins to the Buyer for aggregate purchase price of $1,176,000, and granting the Company a non-exclusive right to repurchase and re-sell the coins (in the event Buyer declares the coin available for sale) at the original sale price to the Buyer (an aggregate amount $1,176,000) at any time during the term of the agreement until the expiration date on May 20, 2002. The repurchase agreement also grants the Company the non-exclusive obligation to market the coins that are the subject of the repurchase agreement and if the Company exercises the right to repurchase, the Company must share with the Buyer 50% of the gross profit realized on the subsequent sale of each coin repurchased. In addition, the repurchase agreement provides for the obligation of the Company to repurchase, at the expiration date and at the option of the Buyer, any coin still outstanding under the repurchase agreement at a repurchase price of 106% of the original sale price to the Buyer. Since the Company has the obligation to market the coins that are the subject of the repurchase agreement, the sale of the coins to the buyer is not substantially complete until the coins are marketed, repurchased and sold to third parties. Accordingly, only those coins which the Company has re-marketed and sold to third parties are recorded and recognized as sales, and the aggregate value of the coins remaining under and subject to the repurchase agreement are classified as inventory until third party sales are completed. As of December 31, 2002, the Company had repurchased all the coins covered under the agreement.

On July 9, 2002 and July 26, 2002 the Company entered into temporary working capital loan agreements with John Wesley English ("English") in the amounts of $1,500,000 and $1,000,000 respectively. These loans bear interest at the prime lending rate plus 7% per annum, were secured by the inventory of the Company and a personal guarantee of the Company's chief executive officer and principal stockholder, and were due to repaid in 60 days. On August 8,

2002, the Company converted the two loans from English into a Line of Credit with English by executing a Secured Revolving Line of Credit Agreement ("Line of Credit"). The Line of Credit bears interest at the prime lending rate plus 7% per annum, was due on September 9, 2002, is secured by substantially all the assets of the Company and a personal guarantee of the Company's chief executive officer and principal stockholder. The Line of Credit provide for interest payments to made in cash, inventory or restricted common shares of the Company at the sole discretion of English. On September 16, 2002 the Line of Credit was amended to extend the due to October 15, 2002. In November 2002 English became deceased and the aforementioned Line of Credit became an asset of the Estate of John Wesley English ("English Estate"). As of the January 22, 2003, the balance of the Line of Credit was $2,500,000 plus accrued interest and no contact has been made by the representatives of the English Estate with regard to the disposition of the Line of Credit.

List of former HotelInterative, Inc. shareholders now holding shares and warrants, each warrant is identical with terms as described on the schedule above all subject to registration statement requirements:

--------------------------------------------------------------------------------------------------------------------
HOLDER                                                                        SHARES                   WARRANTS
--------------------------------------------------------------------------------------------------------------------
SCOTT S. ACKERMAN                                                              6,766                        508
--------------------------------------------------------------------------------------------------------------------
FRANK J. ANILE                                                                 8,054                        605
--------------------------------------------------------------------------------------------------------------------
JOSEPH S. ANILE II                                                           153,023                     11,484
--------------------------------------------------------------------------------------------------------------------
AQUILA AIRWAYS INC.                                                          273,830                     20,550
--------------------------------------------------------------------------------------------------------------------
SHAWN BAYERN                                                               1,369,146                    102,749
--------------------------------------------------------------------------------------------------------------------
STEVEN J. BAYERN                                                             112,754                      8,462
--------------------------------------------------------------------------------------------------------------------
CYNDEL & CO INC.                                                           5,818,869                    436,680
--------------------------------------------------------------------------------------------------------------------
ANDREW  M. DENIS                                                           2,163,250                    162,343
--------------------------------------------------------------------------------------------------------------------
ROBERT DENIS                                                                  68,458                      5,138
--------------------------------------------------------------------------------------------------------------------
ROBERT ESCOBIO                                                               422,556                     31,711
--------------------------------------------------------------------------------------------------------------------
TONI  GIOVANETTI                                                           2,176,942                    163,370
--------------------------------------------------------------------------------------------------------------------
THEODORE KAPLAN & SELMA KAPLAN ITTEN                                          68,458                      5,138
--------------------------------------------------------------------------------------------------------------------
RICHARD & DIANE'S VIOLA JTTEN                                              1,067,934                     80,144
--------------------------------------------------------------------------------------------------------------------
PATRICK M. KOLENIK                                                           112,754                      8,462
--------------------------------------------------------------------------------------------------------------------
KSH INVESTMENT GROUP, INC                                                    740,950                     55,605
--------------------------------------------------------------------------------------------------------------------
BRENDA MANLEY                                                                136,915                     10,275
--------------------------------------------------------------------------------------------------------------------
JOSEPH NEMETH                                                                136,915                     10,275
--------------------------------------------------------------------------------------------------------------------
SAMUEL B. RICHMAN                                                              6,766                        508
--------------------------------------------------------------------------------------------------------------------
UNITED GROWTH FUND, INC.                                                     136,915                     10,275
--------------------------------------------------------------------------------------------------------------------
STEPHEN M. WAGNER                                                              6,766                        508
--------------------------------------------------------------------------------------------------------------------
KATHLEEN WICKMAN                                                             136,915                     10,275
--------------------------------------------------------------------------------------------------------------------
WIN CAPITAL  CORP.                                                            68,458                      5,138
--------------------------------------------------------------------------------------------------------------------
ALFRED E. ABIOUNESS                                                           80,538                      6,045
--------------------------------------------------------------------------------------------------------------------
JOSEPH P. ABOOD                                                               20,135                      1,512
--------------------------------------------------------------------------------------------------------------------
IRA ABRAMS & BRENDA AABRAMS JTTEN                                             12,081                        907
--------------------------------------------------------------------------------------------------------------------
KATAYOUN ANASTASI& EDWARD A. ANASTIOS                                         40,269                      3,023
--------------------------------------------------------------------------------------------------------------------
RONALD A. BALIKN                                                              80,538                      6,045
--------------------------------------------------------------------------------------------------------------------
BARNETT FAMILY LTD PARTNERSHIP II                                             20,135                      1,512
--------------------------------------------------------------------------------------------------------------------
WILLIAM C. BATHOLOMAY                                                         80,538                      6,045
--------------------------------------------------------------------------------------------------------------------
LINDA BASSIN                                                                  20,135                      1,512
--------------------------------------------------------------------------------------------------------------------
CHRISTOPHER R. BERG                                                           20,135                      1,512
--------------------------------------------------------------------------------------------------------------------
VALERY BERGER                                                                 20,135                      1,512
--------------------------------------------------------------------------------------------------------------------
GERALD K. BERGH                                                               32,216                      2,418
--------------------------------------------------------------------------------------------------------------------
BILL D. BERKLEY & CLAUDIA J. BERKLEY, JJTTN                                    8,054                        605
--------------------------------------------------------------------------------------------------------------------
BILL D. BERKLEY GST TRUST UA                                                   8,054                        605
06/02/92 & BILL D. BERKLEY TTEE
--------------------------------------------------------------------------------------------------------------------
BERKELY INVESTMENTS INC.                                                      16,108                      1,209
--------------------------------------------------------------------------------------------------------------------
MARY A BERKELY GST TRUST US BILL D. BERKLEY TTEE                               8,054                        605
--------------------------------------------------------------------------------------------------------------------
PAUL D. BERKLEY TRUST 2 UA 10/26/99 PAUL D. BERKELY TTEE                       8,054                        605
--------------------------------------------------------------------------------------------------------------------
BRITO & BRITO ACCOUNTING INC.                                                120,807                      9,067
--------------------------------------------------------------------------------------------------------------------
SEAN L. HACHILL                                                               20,135                      1,512
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
HOLDER                                                                         SHARES                  WARRANTS
--------------------------------------------------------------------------------------------------------------------
CARCAP CO. LLC                                                                 32,216                     2,418
--------------------------------------------------------------------------------------------------------------------
JORGE CASADO                                                                   20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
MIGUEL CHIBRAS                                                                 80,538                     6,045
--------------------------------------------------------------------------------------------------------------------
M. ROBERT CHING & PHYLLIS J. CHING LIVING TRUST UA 06-15/95                    80,538                     6,045
--------------------------------------------------------------------------------------------------------------------
JAMES S. COBB & CAREN A. COBB JTTEN                                            80,538                     6,045
--------------------------------------------------------------------------------------------------------------------
EDMUND T. CRANCH                                                               20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
SCOTT CROWTHER                                                                 40,269                     3,023
--------------------------------------------------------------------------------------------------------------------
LAUREN A. DAMAN                                                                20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
DIANA DE LA VEGA                                                               40,269                     3,023
--------------------------------------------------------------------------------------------------------------------
HARVEY DECKERT TRUST UA 05/05/95                                               20,135                     1,512
HARVEY DECKERT TTEE
--------------------------------------------------------------------------------------------------------------------
DENNIS A. DESMOND                                                              20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
CARLOS DIAZ-PADRON & EMILIA DIAZ- PADRON TEN ENT                               20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
PAULETTE FEDER                                                                 10,068                       756
--------------------------------------------------------------------------------------------------------------------
JACK FEINBLATTT & DALE FEINBLATT JTTEN                                         16,108                     1,209
--------------------------------------------------------------------------------------------------------------------
LLOYD FIELDS                                                                   20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
JAMES FRIEDMAN (IRA) BEAR STERNS SEC CORPO CUST                                20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
EGON FROMM                                                                     20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
STANLEY L. GOLDBERG RECOCABLE TRUST UA 12/17/93                                80,538                     6,045
STANLEY L. GOLDBERT TTEE
--------------------------------------------------------------------------------------------------------------------
SHELEY M. GOLDSTEIN                                                            10,068                       756
--------------------------------------------------------------------------------------------------------------------
STEVEN R. GOLDTEIN                                                             20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
WILFREDO GONZALEZ & ADALIA GONZALEZ JTTEN                                      16,108                     1,209
--------------------------------------------------------------------------------------------------------------------
SEAN J. GREENE                                                                 20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
DAVID HARARI                                                                   20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
HAROLD S. HEFTER                                                               12,081                       907
--------------------------------------------------------------------------------------------------------------------
JOSEPH HENRY & CELESTE M. HENRY TEN COMM.                                       8,054                       605
--------------------------------------------------------------------------------------------------------------------
AUGUSTIN HERRAN & ROSIEL HERRAN JTTEN                                          40,269                     3,023
--------------------------------------------------------------------------------------------------------------------
HOTEL INVESTMENT INC.                                                         184,432                    13,841
--------------------------------------------------------------------------------------------------------------------
ELIAS EDUARDO JABECH & SANDRA MARIA JABECH JTTEN                               40,269                     3,023
--------------------------------------------------------------------------------------------------------------------
JAMES W. JOHNSON                                                               40,269                     3,023
--------------------------------------------------------------------------------------------------------------------
HENRY M. KLOTZ                                                                 20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
JEFFERYL. KOHN                                                                 20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
KOHN FAMILY REVOCABLE TRUST UA 02/06/97 STEVEN A. KOHN TTEE                    32,216                     2,418
--------------------------------------------------------------------------------------------------------------------
LYUDMILA KORETS                                                                20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
DIANA KRAMER                                                                   40,269                     3,023
--------------------------------------------------------------------------------------------------------------------
MORRIS M. MACY                                                                 20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
IRWIN W. MESSER                                                                20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
CARLOS NEGRON                                                                  20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
JULES M. NESS                                                                  20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
ORBE ENTERPRISES C/O HUMBERTIO HERNANDEZ                                       80,538                     6,045
--------------------------------------------------------------------------------------------------------------------
SIMON PELMAN                                                                   20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
JORGE A. PERERA & LISA PEREIRA TEN COM                                         16,108                     1,209
--------------------------------------------------------------------------------------------------------------------
JONATHAN E.PLATE TRUST UA 01/23/97 JONATHAN E.PLATE  TTEE                      20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
VINCENTE I. PUMADA & MRIAM D. PUMARADA JTTEN                                    4,027                       303
--------------------------------------------------------------------------------------------------------------------
SOLEINAN RABANIPOUR                                                            40,268                     3,023
--------------------------------------------------------------------------------------------------------------------
SHELDON RABIN (IRA) BEAR STEARNS SEC SORP CUST                                 20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
DEBRA RABINOWITZ                                                               10,068                       756
--------------------------------------------------------------------------------------------------------------------
EDWIN W. & CHERYL S. RICHARDSON TEN COM                                        40,269                     3,023
--------------------------------------------------------------------------------------------------------------------
MIKE RIDGWAY                                                                   12,081                       907
--------------------------------------------------------------------------------------------------------------------
DONALD G. ROSS JR. (IRA) BEAR STEARNS SEC CORP CUST                            20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
STEVEN RUBEL                                                                   40,269                     3,023
--------------------------------------------------------------------------------------------------------------------
LINDA RUBIN                                                                    40,269                     3,023
--------------------------------------------------------------------------------------------------------------------
SHEILA SANDMAN                                                                 20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
PATRICAIA SAN PEDRO                                                            40,269                     3,023
--------------------------------------------------------------------------------------------------------------------
JUDY SHAPIRO                                                                   80,538                     6,045
--------------------------------------------------------------------------------------------------------------------
TRUDE C. TAYLOR                                                                80,538                     6,045
--------------------------------------------------------------------------------------------------------------------
HUMBERTO UZCATEGUI                                                              8,054                       605
--------------------------------------------------------------------------------------------------------------------
PATRICK F. VETERRE & LINDA A. VETEREJTTEN                                      20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
HARRY VIDGER                                                                   10,068                       756
--------------------------------------------------------------------------------------------------------------------
DOUGLAS L. WEED                                                                20,135                     1,512
--------------------------------------------------------------------------------------------------------------------
GERG WERLINICH                                                                 64,431                     4,836
--------------------------------------------------------------------------------------------------------------------
XANADU ASSOCIATES LLC                                                          40,269                     3,023
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
HOLDER                                                                         SHARES                  WARRANTS
--------------------------------------------------------------------------------------------------------------------
ZERO NET INC                                                                  805,380                    60,441
--------------------------------------------------------------------------------------------------------------------
ALKIS P. ZINGAS TRUST US 12/02/81                                              40,269                     3,023
--------------------------------------------------------------------------------------------------------------------
FRANCIS ANDERSON                                                                1,788                       135
--------------------------------------------------------------------------------------------------------------------
DARIN BARKER                                                                    2,586                       195
--------------------------------------------------------------------------------------------------------------------
ALAN BEINHACKER                                                                   290                        22
--------------------------------------------------------------------------------------------------------------------
MORRIS BETESH                                                                     725                        55
--------------------------------------------------------------------------------------------------------------------
CHRISTOPHER BROTHERS                                                            2,586                       195
--------------------------------------------------------------------------------------------------------------------
PAUL BROTHERS                                                                   1,933                       146
--------------------------------------------------------------------------------------------------------------------
PAUL DORFMAN                                                                      145                        11
--------------------------------------------------------------------------------------------------------------------
MICHAEL FENTON                                                                  1,445                       109
--------------------------------------------------------------------------------------------------------------------
FRANCIS KEHOE                                                                  20,818                     2,313
--------------------------------------------------------------------------------------------------------------------
HELEN KOHN                                                                        145                        11
--------------------------------------------------------------------------------------------------------------------
LEWIS MASON                                                                     1,445                       109
--------------------------------------------------------------------------------------------------------------------
NANCY MURDOCCO                                                                  1,445                       109
--------------------------------------------------------------------------------------------------------------------
KAREN ANN ORLANDO GABRIEL PLAUT                                                   580                        44
--------------------------------------------------------------------------------------------------------------------
MARY ELLEN SPEDALE                                                                910                        69
--------------------------------------------------------------------------------------------------------------------
RONIT SUCOFF                                                                   30,818                     2,313
--------------------------------------------------------------------------------------------------------------------
 WIN CAPITAL CORP.                                                              4,929                       370
--------------------------------------------------------------------------------------------------------------------
 CAPITAL INVESTMENTS SERCIES, INC.                                                 95                         8
--------------------------------------------------------------------------------------------------------------------
KATHY ROCKLEN                                                                     806                        61
--------------------------------------------------------------------------------------------------------------------
TOTAL                                                                      18,755,345                 1,407,587
--------------------------------------------------------------------------------------------------------------------

The Series B Preferred Shareholders are entitled to additional warrants in connection with the Company's failure to register their securities, and the Series C Preferred Shareholder is entitled to additional warrants as a result of the Company's failure to pay dividends on such securities.

Registration Rights: The Company is obligated to register securities under (1) an Agreement dated April 3, 2002 with the holders of Series B $1.00 Convertible Preferred Stock and Series C Convertible Preferred Stock; (2) an Agreement and Plan of Merger dated June 25, 2001, relating to the Hotel Interactive transaction; and (3) its private placement of securities conducted from July to October 2001.

Shareholder (Voting) Agreements: Shareholder Agreement dated April 3, 2002 among the Company, Stanford Venture Capital Holdings, Inc. and Silvano DiGenova.

Redemption Obligations. The Company is required to redeem its Series A Convertible Preferred Stock, at the option of the holder thereof after March 21, 2004, pursuant to the Certificate of Designation for such securities.

Commitment to Issue Additional Options. The Company has verbally committed to issue approximately 2,060,773 options under its 2000 Omnibus Stock Option Plan to officers and key employees. The options would be issued at exercise prices equal to the fair market value of the underlying common stock at the date of grant.

                                  SCHEDULE 3(g)

                              FINANCIAL STATEMENTS

Other than the changes in accounting policy as required under changes in generally accepted accounting principles since December 31, 1998, and the addition of assets or operations that required the application or adoption of accounting policy that was not required or necessary prior to the addition of assets or operations, there have been no changes in accounting policy, principles, methods or practices including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company or any of its subsidiaries since December 31, 1998.

                                  SCHEDULE 3(k)

                       COMPLIANCE WITH LEGAL REQUIREMENTS

The Company is required under its bylaws to hold annual shareholders meetings in the fifth month following the end of the Company's fiscal year. The Company has not held its annual shareholders meetings for the fiscal years ended December 31, 2000, June 30, 2001 and June 30, 2002.

The Company is required under its bylaws to furnish annual reports to the shareholders not later than 120 days after the end of each fiscal period. Other than filing with the Form 10-KSB with the Securities and Exchange Commission for the fiscal years ended December 31, 2000 and June 30, 2001, the Company has not sent an annual report to the shareholders for the fiscal years ended December 31, 2000, June 30, 2001, and June 30, 2002.

The Company is required to file Forms 10-KSB and 10-QSB within 90 days and 45 days respectively subsequent to close of fiscal periods with the Securities and Exchange Commission. The Company has not filed Form 10-KSB for the fiscal year ended June 30, 2002 and Form 10-QSB for the quarter ended September 30, 2002.

The Company is required to file a registration statement for securities issued under the Agreement and Plan of Merger by and between Tangible Asset Galleries, Inc., Tangible Asset Galleries Acquisition Corp, and HotelInteractive, Inc. dated June 25, 2001 within six months of the effective date of the transaction. The Company has not filed such registration statement.

The Company is required to file a registration statement for securities issued under the Private Placement Memorandum dated July 6, 2001 and terminated October 31, 2001, within sixty days of the termination date of the offering. The Company has not filed such registration statement.

The Company is required to file a registration statement for securities under Securities and Purchase Agreement with Stanford Venture Capital Holdings, Inc. dated April 3, 2002 within 180 days of the first closing date of the transaction. The Company has not filed such registration statement.

                                  SCHEDULE 3(l)

                           ABSENCE OF CERTAIN CHANGES

On February 19, 2002, the Company reported on Form 8-K for the date of February 7, 2002, the sale of all of the outstanding chares of HotelInteractive, Inc. a wholly-owned subsidiary of the Company to HCR Holdings, Inc.

On February 28, 2002, the Company reported on Form 8-K for the date of February 22, 2002, the divesture of the assets and assignment of the liabilities of Gehringer & Kellar, Inc, to the management of Gehringer & Kellar, Inc.

On April 28, 2002, the Company reported on Form 8-K for the date of April 10, 2002, the change in control of the Company as result of the sale of Series B and Series C Convertible Preferred Shares to Stanford Venture Capital Holdings, Inc, and Silvano DiGenova, the Company's chief executive officer and principal stockholder.

On May 31, 2002, the Company reported on Form 14-C a Definitive Information Statement relative to the increase in the Company's authorized number of Common Shares and to reduce the number of Board of Directors subject to shareholder approval and estimate to be effective on or about June 23, 2002.

The Company incurred losses during the periods following December 31, 2002. The loss for the full fiscal year ended June 30, 2002 was approximately $4.9 million, and the loss for the six (6) month period ended December 31, 2002 was between $1.0 million and $1.5 million. The Company will have a "going concern" qualification in its audit opinion for the year ended June 30, 2002.

                                  SCHEDULE 3(m)

              INDEBTEDNESS TO OFFICERS, DIRECTORS AND SHAREHOLDERS

On December 31, 2000, the Company executed a promissory note payable to Silvano DiGenova, the Company's chief executive officer and principal stockholder, bearing interest at 9.5% per annum for three months and 12.5% per annum to maturity with interest payable monthly in arrears. The note was issued in full satisfaction of a note of the same amount maturing on January 1, 2001 with interest at 10% per annum. The note was to mature on December 31, 2004, at which time all outstanding principal and interest is due. On April 10, 2002, the promissory note balance of $700,000 was converted into 7,000 Series C Convertible Redeemable Preferred ("Series C") Shares with a dividend of 9% payable quarterly. The Series C shares are convertible into common shares at the rate of $0.22 per common share and are redeemable for cash on December 31, 2004. As of January 22, 2003, the Company has accrued, but not paid $47,250 of dividends due to Mr. DiGenova.

On December 31, 2000, the Company executed a $1,400,000 promissory note payable to Silvano DiGenova, the Company's chief executive officer and principal stockholder, bearing interest at 9.5% per annum for three months and 12.5% per annum to maturity with interest payable monthly in arrears. The note was convertible into common shares of the Company at $0.22 per share, as specified in the agreement. The note was issued in full satisfaction of a note of the same amount maturing on March 31, 2004 that was convertible at $1.00 per share with interest at 9% per annum, but in default at December 31, 2000. The note in the amount of $1,400,000 was set to mature on June 30, 2002. On April 10, 2002 the note was converted into 400,000 Series B Convertible Preferred ("Series B") Shares along with warrants to purchase 4,000,000 common shares of the Company, and, a secured subordinate note ("secured note") in the amount of $1,000,000 bearing interest at the rate of 9% per annum. The secured note is repayable in quarterly installments of $150,000 of principal plus accrued interest. As of January 22, 2003 no principal reductions have been made and the balance of the secured note is $1,000,000 plus accrued interest.

On December 10, 2002, the Company executed a promissory note payable to Silvano DiGenova, the Company's chief executive officer and principal stockholder, bearing interest at 12.0% per annum and payable on demand. The proceeds of the note were used to pay-off the line of credit with First Bank & Trust. As of January 22, 2003 no principal reductions have been made and the balance of the note is $289,969.77 plus accrued interest.

On December 13, 2002, the Company executed a promissory note payable to Silvano DiGenova, the Company's chief executive officer and principal stockholder, bearing interest at 12.0% per annum and payable on demand. The proceeds of the note were used for working capital. As of January 22, 2003 no principal reductions have been made and the balance of the note is $70,000 plus accrued interest.

As reported on Schedule 3 (z), the Company has accrued vacation days payable to Silvano DiGenova, Steven Deeds, Nadyne Lorenz, Ray Remmer and Ron Remmer.

There are amounts that are not material or substantial that may be due to Silvano DiGenova, Steven Deeds and Paul Biberkraut as reimbursements for any expenses of the Company incurred by these officers on behalf of the Company.

                                  SCHEDULE 3(n)

                        RELATIONSHIP WITH RELATED PERSONS

Silvano DiGenova has a first priority security interest in the inventory and accounts receivable of the Company as described in the UCC-1 filing dated January 10, 2002.

On August 3, 1999, the Company entered into an agreement with Rick Wesselink that provides for Wesselink to render services to the Company upon request. Compensation for such services is commission on sales of specific coins for which services were rendered equal to 50% of the difference between the net sales price to a third party and the Company invoice price as approved by Silvano DiGenova.

On August 6, 2000, Tangible Collectibles, Inc. ("TCI"), a wholly-owned subsidiary of the Company entered into a consulting agreement ("agreement") with RLH Enterprises, Inc. ("RLH") to render services relating to all activities associated with the purchase, marketing and sale of rare coins on behalf of the Company on an exclusive basis. The agreement provided for a compensation based on the greater of a guaranteed fee of $285,000 per year or 37.5% of TCI's income before taxes. In October 2001, after a review of TCI's performance under the agreement and a related financing agreement, TCI and RLH mutually agreed to terminate the agreement. Prior to the execution of the agreement, Robert L. Hughes, the principal owner of RLH was employed by Superior Galleries, Inc. ("Superior"), at the time a Competing Business. Subsequent to termination of the agreement, to the knowledge of the Company, Hughes is employed by Spectrum Numismatics, Inc. a Competing Business.

On November 15, 2000, the Company entered into a $1,000,000 demand convertible note payable to National Recovery Limited Partnership ("NRLP"), a lender controlled by Carl J. Fusco ("Fusco"), a Director of the Company from November 27, 2000 to June 25, 2001, bearing interest at 13.5% per annum, interest payable monthly, with profit sharing interest in the Company's wholly-owned subsidiary, Tangible Collectibles, Inc., secured by the inventory of that subsidiary and guaranteed by the Company and its chief executive officer and principal stockholder, convertible into common stock at $0.75 per share for the first $500,000 and $1.00 per share for the remaining $500,000. On October 1, 2001, the Company amended the note to increase the maximum loan balance to $1,375,000. On January 22, 2003 the Company repaid the note in full. Prior to the date of the above referenced note and during the period when Fusco was Company Director, the Company entered into and concluded several joint ventures and profit sharing agreements with Fusco or NRLP. Other than the referenced note, its related terms, and the shares of Common Stock owned by NRLP or Fusco, to the knowledge of the Company, Fusco and NRLP have had no agreements of any kind that carry a financial interest in the properties of the Company or claims or rights with or against the Company and its subsidiaries or a financial or profit interest in any Competing Business.

In November 2001, the Company negotiated an agreement with the management of Gehringer & Kellar, Inc. ("G&K") to divest the assets and assign the liabilities of Gehringer & Kellar, Inc. dba Keystone Coin & Stamp Exchange ("Keystone') that was approved by the Company's Board of Directors subject to a final accounting. The operations of Keystone were transferred to G&K on November 28, 2001 based on the negotiation and while the accounting and written agreement were being finalized. On February 22, 2002, a final accounting was agreed upon between the Company and G&K and the transaction was substantially completed. As part of the agreement the Company issued 325,000 shares of the Company's common stock to G&K as a fee for assuming the liabilities. The value of the common shares was $16,250 and G&K agreed to pay the Company $135,086 for the net assets of Keystone. Steven Gehringer, a G&K management member, was a member of the Company's Board of Directors from November 20, 2000 to June 25, 2001. G&K were the owners of substantially all the outstanding shares of Keystone until the Company purchased all of the shares on December 30, 1999. Prior to the purchase by the Company of such shares, G&K operated a Competing Business. Since the transfer of Keystone assets on November 28, 2001, G&K are operating a Competing Business

Pursuant to the employment agreement of Silvano DiGenova ("DiGenova") dated April 30, 2001, DiGenova is eligible to receive a bonus equal to a percentage of his base salary upon the Company achieving specified net income goals as defined in the agreement. The agreement also provides for bonuses based on the achievement of certain market capitalization goals and allows DiGenova to engage in business related activity of personal nature in managing his tangible and financial assets including the buying and selling of such assets, it being understood that any activity wholesale in nature or buying and selling such assets through dealers, brokers or auctioneers is deemed not to be competitive with the activities of the Company.

Pursuant to the employment agreement of Michael R. Haynes ("Haynes") dated September 6, 2000, Haynes is eligible to receive a bonus equal to a percentage of his base salary upon the Company achieving specified net income goals as defined in the agreement. The agreement also provides for bonuses based on the achievement of certain market capitalization goals. Haynes employment with company was terminated on June 3, 2002. Prior to the employment with the Company, Haynes was the President of a Competing Business. In January 2003, Haynes became the President of Collectors Universe, Inc, a Competing Business.

On July 9, 2001, Superior engaged Steven Deeds ("Deeds") in employment as its President. Pursuant to that employment, as modified to date, Deeds received 0.5% of the aggregate hammer price of all coins sold through Superior. Prior to employment with the Company, Deeds was a director of coin auctions for a Competing Business.

                                  SCHEDULE 3(p)

                   TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES

On August 30, 1999, the Company obtained a line of credit agreement with a bank that bore interest at the bank's prime rate plus 1.5%, secured by substantially all the assets of the Company and guaranteed by the chief executive officer and principal stockholders. On February 11, 2002 the bank released the lien on the inventory of uncertified coins and art. On December 10, 2002 the line of credit with the bank was paid off in full with proceeds of a loan from the Company's chief executive officer and principal stockholder.

The Company signed a long-term loan agreement with a finance company dated October 17, 2000 secured by a delivery van and payable in 60 monthly installments of $456.54 principal and interest at rate of 5.9% per annum. The outstanding balance as of January 22, 2003 is $13,875.89 plus accrued interest

On November 15, 2000, the Company entered into a $1,000,000 demand convertible note payable to National Recovery Limited Partnership ("NRLP"), bearing interest at 13.5% per annum, interest payable monthly, with profit sharing interest in the Company's wholly-owned subsidiary, Tangible Collectibles, Inc., secured by the inventory of that subsidiary and guaranteed by the Company and its chief executive officer and principal stockholder, convertible into common stock at $0.75 per share for the first $500,000 and $1.00 per share for the remaining $500,000. On October 1, 2001, the Company amended the note to increase the maximum loan balance to $1,375,000. On January 22, 2003 the Company repaid the note in full.

On December 31, 2000, the Company executed a promissory note payable to Silvano DiGenova, the Company's chief executive officer and principal stockholder, bearing interest at 9.5% per annum for three months and 12.5% per annum to maturity with interest payable monthly in arrears. The note was convertible into common shares of the Company at $0.22 per share, as specified in the agreement and was secured by the Company's inventory and accounts receivable. The note was issued in full satisfaction of a note of the same amount maturing on March 31, 2004 that was convertible at $1.00 per share with interest at 9% per annum, but in default at December 31, 2000. The note in the amount of $1,400,000 was sent to mature on June 30, 2002. On April 10, 2002 the note was converted into 400,000 Series B Convertible Preferred ("Series B") Shares along with warrants to purchase 4,000,000 common shares of the Company, and, a secured subordinate note ("secured note") in the amount of $1,000,000 bearing interest at the rate of 9% per annum. The secured note is collateralized by the Company's inventory and accounts receivable. The secured note is repayable in quarterly installments of $150,000 of principal plus accrued interest. As of January 22, 2003 no principal reductions have been made and the balance of the secured note is $1,000,000 plus accrued interest.

On July 6, 2001, the Company completed the acquisition of the assets placed in the Company's wholly-owned subsidiary, Superior Galleries, Inc. ("Superior"), whereby Superior issued a non-interest bearing promissory note payable to the seller for $701,000 secured by all the assets of Superior and guaranteed by the Company and its chief executive officer and principal stockholder. The note provided for periodic payments up to January 10, 2002. In January 2002 the Company defaulted on the note, but continued to make periodic payments of principal and interest through September 2002. On October 30, 2002, the Company renegotiated the note by making a lump-sum payment and agreeing to pay the remaining balance of $181,214.35 by making 10 monthly payments of $19,132.99 of principal and interest commencing December 1, 2002. The renegotiated note bears interest at the rate of 12% per annum. As of January 22, 2003 the note balance was $147,863.44 plus accrued interest.

On July 6, 2001, as part of the Superior business asset acquisition, Superior executed a revolving promissory note ("Credit Line") with the seller of the assets in the aggregate amount of $3,000,000 bearing interest at the prime rate plus 4% and secured by the assignment of notes receivable from consignors of property to Superior. Superior received these consignor notes receivable as evidence of loans made by Superior where repayment of notes is made form the proceeds of the consignor's property consigned through Superior. The line was due on July 5, 2002. The Company and its chief executive officer and principal stockholder guaranteed the Credit Line. On July 10, 2002, the Company repaid the Credit Line in full.

On October 31, 2001, the Company closed a private placement of Series A $5.00 Redeemable 8% Convertible Preferred Stock ("Series A Shares") with sales of 125,000 Series A Shares with total offering proceeds of $625,000. The Series A Shares carry a $0.40 annual dividend per share payable quarterly in cash or the Company's Common Stock at the Company's election, is convertible into 11 shares of the Company's Common Stock and provides for a cash redemption or conversion into the Company's Common Stock based on elections by the stockholders or the Company subject to certain contingencies. The Series A Shares are redeemable after march 31, 2004 for cash, at the option of the holder, in the amount of $5.50 per share, with such amount for each holder payable in ten equal quarterly installments, the first payment being due the quarter immediately following the redemption date. The certificate of designation of the Series A Shares provides that the Company shall not allow any liens on its inventory, unless subordinated to the interests of the Series A Shares, with such preference on the inventory equal to the inventory value, as determined in accordance with GAAP, of 150% of the stated par value of the aggregate of the outstanding Series A Shares, except for the inventory of the Company that is on consignment to be sold by third parties or was otherwise purchased pursuant to a security interest.

On November 20, 2001, the Company entered into a repurchase agreement with an individual (the "Buyer") providing for the sale of rare coins to the Buyer for aggregate purchase price of $1,176,000, and granting the Company a non-exclusive right to repurchase and re-sell the coins (in the Buyer declares the coin available for sale) at the original sale price to the Buyer (an aggregate amount $1,176,000) at any time during the term of the agreement until the expiration date on May 20, 2002. The repurchase agreement also grants the Company the non-exclusive obligation to market the coins that are the subject of the repurchase agreement and if the Company exercises the right to repurchase, the Company must share with the Buyer 50% of the gross profit realized on the subsequent sale of each coin repurchased. In addition, the repurchase agreement provides for the obligation of the Company to repurchase, at the expiration date and at the option of the Buyer, any coin still outstanding under the repurchase agreement at a repurchase price of 106% of the original sale price to the Buyer. Since the Company has the obligation to market the coins that are the subject of the repurchase agreement, the sale of the coins to the buyer is not substantially complete until the coins are marketed, repurchased and sold to third parties. Accordingly, only those coins which the Company has re-marketed and sold to third parties are recorded and recognized as sales, and the aggregate value of the coins remaining under and subject to the repurchase agreement are classified as inventory until third party sales are completed. As of December 31, 2002, the Company had repurchased all the coins covered under the agreement.

On July 9, 2002 and July 26, 2002 the Company entered into temporary working capital loan agreements with John Wesley English ("English") in the amounts of $1,500,000 and $1,000,000 respectively. These loans bear interest at the prime-lending rate plus 7% per annum, were secured by the inventory of the Company and a personal guarantee of the Company's chief executive officer and principal stockholder, and were due to repaid in 60 days. On August 8, 2002, the Company converted the two loans from English into a Line of Credit with English by executing a Secured Revolving Line of Credit Agreement ("Line of Credit"). The Line of Credit bears interest at the prime lending rate plus 7% per annum, was due on September 9, 2002, is secured by substantially all the assets of the Company and a personal guarantee of the Company's chief executive officer and principal stockholder. The Line of Credit provide for interest payments to made in cash, inventory or restricted common shares of the Company at the sole discretion of English. On September 16, 2002 the Line of Credit was amended to extend the due to October 15, 2002. In November 2002 English became deceased and the aforementioned Line of Credit became an asset of the Estate of John Wesley English ("English Estate"). As of the January 22, 2003, the balance of the Line of Credit was $2,500,000 plus accrued interest and no contact has been made by the representatives of the English Estate with regard to the disposition of the Line of Credit.

On October 9, 2002, the Company's subsidiary Superior Galleries, Inc. ("Superior") executed a promissory note with a third party rare coin dealer in the amount of $1,011,975 for the purchase of rare coin inventory from an unrelated third party. The note bears interest of $75,000 through January 20, 2003 and thereafter bears interest at the rate of 2.5% per month. The loan is secured by the rare coin inventory purchases with the proceeds of the note. All proceeds from the sales of the rare coins securing the note will be applied against the loan principal and interest. As of January 22, 2003 the balance of loan is $786,975 plus accrued interest.

On November 1, 2002, the Company's subsidiary Superior Galleries, Inc. ("Superior") executed a promissory note with a third party rare coin dealer in the amount of $179,350 to pay down the promissory note related to the Superior acquisition of July 2001. The note bears interest of $7,500 through January 31, 2003 and thereafter bears interest at the rate of 1.50% per month. The loan is secured by specific rare coin inventory. All proceeds from the sales of the rare coins securing the note will be applied against the loan principal and interest. As of January 22, 2003 the balance of loan is $179,350 plus accrued interest.

The Company utilizes leased assets not owned by the Company and such assets are subject to the limitations as provided in each specific lease agreement.

KSH Strategic Investment Fund I, LP, secured promissory note dated July 3, 2001, in the original principal amount of $275,000, bearing interest at the rate of 10% per annum, payable at the earlier of the receipt of the proceeds of a private placement memorandum or July 3, 2002. In August 2002, KSH and Company agreed to extend the payment terms of the secured promissory note on a month to month basis. The balance of the promissory at January 22, 2002 was $31,250 plus accrued interest.

                                  SCHEDULE 3(s)

                              ABSENCE OF LITIGATION

The Company has been named as the defendant in a lawsuit initiated by plaintiffs Steve Bayern and CynDel & Co., Inc. dated November 11, 2001 in the Supreme Court of the State of New York, County of New York, that alleges breach of contract in the approximate amount of $450,000, representing the aggregate of monthly fees to be paid for the approximately three years. On February 28, 2002, the parties executed a letter to "stand still" on the lawsuit and nay counterclaims until April 15, 2002, at which time, the parties will assess the progress on the contemplated preferred stock financing. On April 3, 2002, the Company entered into a settlement and release agreement to settle all claims of all parties to the lawsuit.

                                  SCHEDULE 3(t)

                                   NO DEFAULT

On June 15, 2001, the Company entered into and advisory agreement with Steven Bayern ("Bayern"), a shareholder of 5% or more of the Company's Common Stock, pursuant to which Bayern is to provide advice to the Company with respect to corporate governance matters and corporate strategy. The Company did not pay Bayern in accordance with the terms of the agreement claiming a number of defenses including fraud, failure of consideration, failure to mitigate damages and other defenses. Bayern filed suit in New York alleging breach of contract. On April 3, 2002, the Company entered into a settlement and release agreement with Bayern to settle all claims of all parties to the suit.

On June 15, 2001, the Company entered into a three-year consulting agreement with CynDel & Co., Inc. ("CynDel") expiring in June 2004 to provide financial advice and other financial consulting services at the rate of $120,000 per year. Steven Bayern and Patrick Kolenick both of who are shareholders of more than 5% of the Company's Common Stock own CynDel. The Company had not paid CynDel in accordance with the terms of the agreement claiming a number of defenses including fraud, failure of consideration, failure to mitigate damages and other defenses. CynDel filed suite in New York alleging breach of contract. On April 3, 2002, the Company entered into a settlement and release agreement with CynDel to settle all claims of all parties to the suit.

On July 6, 2001, the Company completed the acquisition of the assets placed in the Company's wholly-owned subsidiary, Superior Galleries, Inc. ("Superior"), whereby Superior issued a non-interest bearing promissory note payable to the seller for $701,000 secured by all the assets of Superior and guaranteed by the Company and its chief executive officer and principal stockholder. The note provided for periodic payments up to January 10, 2002. The Company had a dispute with the seller regarding the covenants of the seller, the Company suspended payments in accordance with the terms of the note and negotiated temporary payments by mutual consent of the parties. The dispute was resolved with the Seller and both parties agreed to revised payment schedule of principal and interest. As of January 22, 2003 the balance of the note was $147,863.44 plus accrued interest.

On July 6, 2001, as part of the Superior business asset acquisition, Superior executed a revolving promissory note ("Credit Line") with the seller of the assets in the aggregate amount of $3,000,000 bearing interest at the prime rate plus 4% and secured by the assignment of notes receivable from consignors of property to Superior. The Credit Line contained a default provision such that any default in the promissory note related to the asset acquisition as described above is also a default under the Line of Credit. On July 10, 2002, the Company repaid the Credit Line in full.

On July 9, 2002 and July 26, 2002 the Company entered into temporary working capital loan agreements with John Wesley English ("English") in the amounts of $1,500,000 and $1,000,000 respectively. These loans bear interest at the prime-lending rate plus 7% per annum, were secured by the inventory of the Company and a personal guarantee of the Company's chief executive officer and principal stockholder, and were due to repaid in 60 days. On August 8, 2002, the Company converted the two loans from English into a Line of Credit with English by executing a Secured Revolving Line of Credit Agreement ("Line of Credit"). The Line of Credit bears interest at the prime lending rate plus 7% per annum, was due on September 9, 2002, is secured by substantially all the assets of the Company and a personal guarantee of the Company's chief executive officer and principal stockholder. The Line of Credit provide for interest payments to made in cash, inventory or restricted common shares of the Company at the sole discretion of English. On September 16, 2002 the Line of Credit was amended to extend the due to October 15, 2002. In November 2002 English became deceased and the aforementioned Line of Credit became an asset of the Estate of John Wesley English ("English Estate"). As of the January 22, 2003, the balance of the Line of Credit was $2,500,000 plus accrued interest and no contact has been made by the representatives of the English Estate with regard to the disposition of the Line of Credit. This Line of Credit is in technical default.

The Company is required under its bylaws to hold annual shareholders meetings in the fifth month following the end of the Company's fiscal year. The Company has not held its annual shareholders meetings for the fiscal years ended December 31, 2000, June 30, 2001 and June 30, 2002.

The Company is required under its bylaws to furnish annual reports to the shareholders not late than 120 days after the end of each fiscal period. Other than filing with the Form 10-KSB with the Securities and Exchange Commission for the fiscal years ended December 31, 2000 and June 30, 2001, the Company has not sent an annual report to the shareholders for the fiscal years ended December 31, 2000, June 30, 2001, and June 30, 2002.

The Company is required to file Forms 10-KSB and 10-QSB within 90 days and 45 days respectively subsequent to close of fiscal periods with the Securities and Exchange Commission. The Company has not filed Form 10-KSB for the fiscal year ended June 30, 2002 and Form 10-QSB for the quarter ended September 30, 2002.

The Company is required to file a registration statement for securities issued under the Agreement and Plan of Merger by and between Tangible Asset Galleries, Inc., Tangible Asset Galleries Acquisition Corp, and HotelInteractive, Inc. dated June 25, 2001 within six months of the effective date of the transaction. The Company has not filed such registration statement.

The Company is required to file a registration statement for securities issued under the Private Placement Memorandum dated July 6, 2001 and terminated October 31, 2001, within sixty days of the termination date of the offering. The Company has not filed such registration statement.

The Company is required to file a registration statement for securities under Securities and Purchase Agreement with Stanford Venture Capital Holdings, Inc. dated April 3, 2002 within 180 days of the first closing date of the transaction. The Company has not filed such registration statement.

                                  SCHEDULE 3(u)

                                      TAXES

None. The Company's filing deadlines for tax returns for the fiscal year ended June 30, 2002 have been extended to March 31, 2003.

                                  SCHEDULE 3(w)

                             CONTRACTS; NO DEFAULTS

1.   ACC Financial Services, Inc. dated September 15, 2000
2.   Wertzberger Lynn Group, dated August 26, 2000
3.   Lo Money, Inc., dated September 11, 2000
4.   Repurchase Agreement with Wes English, dated November 20, 2001
5.   Asset Purchase and Assumption of Liabilities Agreement, dated November
     28,2001
6.   Advisory Agreement with Robert Escobio, Dated June 25, 2001
7.   Financial Advisory Agreement with CynDel & Co., Inc., dated June 9, 2001
8.   Financial Advisory Agreement with Steven Bayern, dated June 9, 2001
9.   Advertising Space Agreement with Art & Antiques, dated July 30, 2001
10.  Lease Agreement Ford Credit dated September 22, 2000
11.  Lease Agreement Mercedes- Benz Credit, dated August 31, 2001
12.  Lease Agreement Ford Credit, dated January 31, 2002
13. Real Estate Lease Agreement with LJR Lido Partners LP, dated September 20, 1999
14.  Assignment of Real Estate Lease with 9478 Corporation dated July 6, 2001
15. Real Estate Sublease Agreement with A-Mark Auction Galleries, Inc. dated July 6,2001
16. Asset Purchase Agreement with A-Mark Auction Galleries, Inc., dated July 6, 2001
17.  Agreement and Plan of merger with HotelInteractive , Inc. dated April 9,
     2001
18. Collateral Agreement with International Fidelity Insurance Company, dated February 21, 2002
19. Auction Agreement with the American Numismatic Association, as amended, dated January 25, 2002
20.  Secured Promissory Note from HCR Holdings Corporation, dated February 7,
     2002
21.  Secured Promissory Note from HotelInteractive, Inc., dated February 7, 2002
22.  Share Purchase Agreement with HCR Holdings Corporation, dated February 7,
     2002
23.  Employment Agreement with Silvano DiGenova, dated April 30, 2001
24.  Employment Agreement with Michael Haynes, dated September 6, 2000
25.  Consulting Agreement with U.S. Gold Exchange, dated August 3, 1999
26. Commercial Loan and Security Agreement with National Recovery Limited Partnership, dated November 15, 2000
27. Guaranty for Tangible Collectibles, Inc. in favor of National recovery Limited Partnership, dated November 15, 2000
28. Guaranty for Superior Galleries, Inc. in favor of A-Mark Auciton Gallleries, Inc., dated July 6, 2001
29. General Indemnity Agreement with International Fidelity Insurance Company, dated February 12, 2002
30. Securities Purchase Agreement with Stanford Venture Capital Holdings, Inc. dated April 3, 2002
31. Temporary Working Capital Loan Agreement with John Wesley English, dated July 9, 2002
32. Secured Loan and Security Agreement with John Wesley English, dated July 9, 2002
33. Temporary Working Capital Loan Agreement with John Wesley English, dated July 26, 2002
34. Secured Loan and Security Agreement with John Wesley English, dated July 26, 2002

35. Secured Revolving Line of Credit Agreement with John Wesley English, dated August 8, 2002
36.  Secured Promissory Note with Kevin Lipton Rare Coins, dated October 8, 2002
37.  Secured Promissory Note with Kevin Lipton Rare Coins, dated November 1,
     2002
38.  Promissory Note with Keystone Rare Coins, LLC, dated December 9, 2002
39.  Promissory Note with Silvano A. DiGenova, dated December 10, 2002
40.  Promissory Note with Silvano A. DiGenova, dated December 13, 2002
41. Bridge Loan Agreement and Bridge Note with Stanford Venture Capital Holdings, Inc., dated January 2, 2003
42.  Consulting Agreement with Robert Hersh, dated January 4, 2003
43. Bridge Loan Agreement and Bridge Note with Stanford Venture Capital Holdings, Inc, dated January 15, 2003

On June 15, 2001, the Company entered into an advisory agreement with Steven Bayern, a shareholder of 5% or more of the Company's common stock, pursuant to which Mr. Bayern is to provide advice to the Company with respect to corporate governance matters and corporate strategy. The Company has not paid Mr. Bayern in accordance with the terms of the agreement claiming breach by Mr. Bayern. Mr. Bayern has filed suit in New York alleging breach of contract.

On June 15, 2001, the Company entered into a three-year consulting agreement with CynDel & Co., Inc. ("CynDel") expiring June 2004 to provide financial advice and other financial consulting service at the rate of $120,000 per year. Steven Bayern and Patrick Kolenick, both of who are shareholders of more than 5% of the Company's common stock, own CynDel. The Company has not paid CynDel in accordance with the terms of the agreement claiming breach by CynDel. CynDel has filed suit in New York alleging breach of contract.

On July 6, 2001, the Company completed the acquisition of the assets placed in Superior Galleries, Inc. ("Superior"), pursuant to which Superior issued a non-interest bearing promissory note payable to the seller for $701,000, secured by all the assets of Superior and guaranteed by the Company and the principal stockholder and chief executive officer of the Company. The note provides for periodic payment up to January 10, 2002. The Company has a dispute with the seller regarding the covenants of the seller. In January 2002 the Company defaulted on the note, but continued to make periodic payments of principal and interest through September 2002. On October 30, 2002, the Company renegotiated the note by making a lump-sum payment and agreeing to pay the remaining balance of $181,214.35 by making 10 monthly payments of $19,132.99 of principal and interest commencing December 1, 2002. The renegotiated note bears interest at the rate of 12% per annum. As of January 22, 2003 the note balance was $147,863.44 plus accrued interest.

On July 6, 2001, as a part of the transaction whereby assets of the business were purchased, Superior signed a revolving promissory note with the seller of the assets in the aggregate amount of $3,000,000 bearing interest at 4% over the prime rate and secured by assignment of the notes receivable from consignors of property to Superior. The revolving promissory note contained a default provision such that any default under the promissory note related to the asset as described above is also a default under the revolving promissory note. The revolving promissory note was paid off on July 10, 2002.

The Company is required under its bylaws to hold an annual shareholders meetings in the fifth month following the end of the Company's fiscal year. The Company has not held its annual shareholders meetings for the fiscal years ended December 31, 2000 and June 30, 2001.

The Company is required under its bylaws to furnish an annual report to the shareholders not later than 120 days after the end of each fiscal period. Other than filing with the Form 10-KSB with the Securities and Exchange Commission, the Company has not sent an annual an annual report to the shareholders for the fiscal years ended December 31, 200 and June 30, 2001.

The Company is required to file a registration statement for securities issued under the Agreement and Plan of Merger by and between Tangible Asset Galleries, Inc., Tangible Asset Galleries Acquisition Corp. and HotelInteractive, Inc. dated as of within six months of the effective date of the transaction. The Company has not filed such registration statement.

The Company is required to file a registration statement for securities issued under the Private Placement Memorandum dated as of July 6, 2001 and terminated October 31, 2001, within sixty days of the termination date of the offering. The Company has not filed such registration statement.

The Company is required to file a registration statement for securities under Securities and Purchase Agreement with Stanford Venture Capital Holdings, Inc. dated April 3, 2002 within 180 days of the first closing date of the transaction. The Company has not filed such registration statement.

The Company entered into an agreement with ACC Financial Services, Inc. ("ACC") dated September 15, 2000, and on January 7, 2001, the Company suspended payment and the ACC ceased performing services under such agreement until such time as the Company could complete the underwriting of certain transactions.

The Company entered into an agreement with Wertzberger Lynn Group
("Wertzberger"), dated August 26, 2000, and on January 7, 2001, the Company suspended payments and Wertzberger ceased performing services under such agreements

The Company entered into an agreement with Lo Money, Inc. ("Lo Money"), dated September 11, 2000, and on January 7, 2001, the Company suspended payments and Lo Money ceased performing services under such agreement until such time as the Company could complete the underwriting of certain transactions.

                                  SCHEDULE 3(y)

                                    INSURANCE

                                              Policy                              Annual     Expiry   Property
Risk                  Carrier                 Number       Coverage               Premium     Date    Insured
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Commercial Property   American States     02-CD-146435-1   $650K                   1,495   10/9/2003  Office Contents & Leasehold
                                                                                                      Improvements
------------------------------------------------------------------------------------------------------------------------------------
Commercial Liability  American States     02-CD-146435-1   $2M/$1M/$200K/$10K     18,653   10/9/2003  General and Umbrella Liability
                                                           Aggreg/Per
                                                           Occ/Fire/Med
------------------------------------------------------------------------------------------------------------------------------------
                                                           $100K per loc/$25K
Commercial Inland     American States     02-CD-146435-1   Break                     552   10/9/2003  Electronic Date Processing
Marine
------------------------------------------------------------------------------------------------------------------------------------
Commerical Auto       American States     02-CD-146435-1   $1M Owned & Non-owned     132   10/9/2003  Liability
------------------------------------------------------------------------------------------------------------------------------------
Workers' Compensatio  Administaff                          Coverage as of                 10/31/2003  See Schedule 3 (z)
                                                           01/01/03
------------------------------------------------------------------------------------------------------------------------------------
Employee Dishonesty   Fidelity Deposit   CCP 005 34 14
                      Company of               01          $2M                     2,073              Liability and Theft
                      Maryland
------------------------------------------------------------------------------------------------------------------------------------
Automobile            Progressive        04221883-1        $1M/$5K/$1M/$3.5K       3,956   1/14/2004  2000 GMAC Van
                      Comm Vehicle Ins                     Bi-PD/Med/UM/Prop
                      Co.                                  Damg
------------------------------------------------------------------------------------------------------------------------------------
Inventory             Travelers
                      Insurance Co.      KTJM-525D061-1    $5M/$1M/$500K/$3.5M    25,000    8/5/2003  Rare Coins & Fine Art
                                                           Per                                        Inventories
                                                           Loc/Art/Transit/Shows
------------------------------------------------------------------------------------------------------------------------------------
Directors & Officers  Fireman's Fund     CDO0007566458
Liability             Insurance Company        1           $1M                    22,994   2/28/2003   D & O Liability
------------------------------------------------------------------------------------------------------------------------------------
Officer Life          First Colongy Life      5,275,524    $2.5M                   1,275   5/27/2003   Silvano A. DiGenova
                      Insurance Company
------------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 3(z)

                                    EMPLOYEES

                                                               As of 12/31/03
                             Annual Base           Other          Accrued          Accrued
     Employee Name (*)      Compensation       Compensation     Vacation Pay       Sick Pay               Duties
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
Beaumont, Carol             $     22,880                        $         440    No Cash Value   Sales Support
-----------------------------------------------------------------------------------------------------------------------------
Biberkraut, Paul            $    120,000       Bonus            $           -    No Cash Value   Chief Financial Officer
-----------------------------------------------------------------------------------------------------------------------------
Bonham, Michael             $    120,000       Commission       $       2,308    No Cash Value   Sales
-----------------------------------------------------------------------------------------------------------------------------
Brown, Micheal              $     69,000                        $       1,327    No Cash Value   Sales
-----------------------------------------------------------------------------------------------------------------------------
Carlson, Gary               $          -       Commission       $           -    No Cash Value   Sales
-----------------------------------------------------------------------------------------------------------------------------
Deeds, Steven               $    202,500       Commission       $       7,788    No Cash Value   President Auctions
-----------------------------------------------------------------------------------------------------------------------------
DiGenova, Silvano           $    337,500       Bonus            $      19,471    No Cash Value   Chief Executive Officer
-----------------------------------------------------------------------------------------------------------------------------
Hunt, David                 $     60,000       Commission       $       1,154    No Cash Value   Sales
-----------------------------------------------------------------------------------------------------------------------------
Lorenz, Nadyne              $     31,500                        $         606    No Cash Value   Sales Support
-----------------------------------------------------------------------------------------------------------------------------
Lund, Jason                 $     30,000                        $         288    No Cash Value   Accounting
-----------------------------------------------------------------------------------------------------------------------------
Montgomery, Tammy           $     40,000                        $         769    No Cash Value   Administration
-----------------------------------------------------------------------------------------------------------------------------
Onishi, Glenn               $     85,000                        $       1,635    No Cash Value   Operations
-----------------------------------------------------------------------------------------------------------------------------
Remmer, Ray                 $     25,000                        $         481    No Cash Value   Sales Support
-----------------------------------------------------------------------------------------------------------------------------
Remmer, Ron                 $     45,000                        $       1,731    No Cash Value   Inventory Control
-----------------------------------------------------------------------------------------------------------------------------
Viacrucis, Agnes            $     48,000                        $         923    No Cash Value   Accounting
-----------------------------------------------------------------------------------------------------------------------------
Walker, William             $     34,000                        $         654    No Cash Value   Operations
-----------------------------------------------------------------------------------------------------------------------------

* As of January 1, 2003 all employees are co-employees of Tangible Asset Galleries, Inc. and Administaff, a professional employer organization. All payroll, payroll taxes, employee benefits and worker's compensation are being administered by Administaff and charged as a fee to Tangible.

                                 SCHEDULE 3(aa)

                                EMPLOYEE BENEFITS

Tangible Asset Galleries, Inc. 401 (k) Profit Sharing Plan & Trust Tangible Asset Galleries, Inc. Profit Sharing Plan

As of January 1, 2003 the Company's benefits are provided by Administaff, a professional employer organization. Administaff's benefits include health insurance, dental insurance, vision insurance, workers' compensation coverage, life insurance and 401(k) retirement plan. The two plans listed above will be terminated during 2003.

                                  SCHEDULE (cc)

                     MERGERS, ACQUISITIONS AND DIVESTITURES

On February 7, 2002, the Company completed the sale of its HotelInteractive, Inc. ("HI") subsidiary. Pursuant to a Share Purchase Agreement entered into between the Company and HCR Holdings Corporation, a Delaware corporation ("HCR"), the Company agreed to sell to HCR all of HI's issued and outstanding shares. HCR is controlled by Mr. Richard Viola, a member of the Company's Board of Directors at the time of the sale. The decision to sell HI to HCR was made pursuant to the unanimous written consent of the Company's Board of Directors without counting Mr. Viola's vote. The terms of the sale were negotiating on an arms-length basis between the Company's management and HCR's.

                                    EXHIBIT A
                                       TO
                        SERIES D PREFERRED STOCK PURCHASE
                         AND WARRANT EXERCISE AGREEMENT

                             LIST OF WARRANT HOLDERS


Silvano DiGenova
Daniel T. Bogar
William R. Fusselmann
Osvaldo Pi
Ronald M. Stein

                                                                       EXHIBIT B

                           CERTIFICATE OF DESIGNATION

                                       OF

                   SERIES D $1.00 CONVERTIBLE PREFERRED STOCK

                                       OF

                         TANGIBLE ASSET GALLERIES, INC.

         Pursuant to Nevada Revised Statutes 78.1555, the undersigned, being an officer of Tangible Assets Galleries, Inc., a Nevada corporation (the "Corporation"), does hereby certify that the following resolutions were duly adopted by the unanimous consent of the board of directors (the "Board") of the
Corporation:

         RESOLVED, that pursuant to authority expressly granted to and vested in the Board by the Articles of Incorporation, as amended, of the Corporation, the Board hereby creates two million (2,000,000) shares of Series D $1.00 Convertible Preferred Stock, of the Corporation and authorizes the issuance thereof, and hereby fixes the designation thereof, and the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereon (in addition to the designation, preferences and relative, participating and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Articles of Incorporation, as amended, of the Corporation, which are applicable to the preferred stock, if any) as follows:

1. Designation. The series of preferred stock shall be designated and known as "Series D $1.00 Convertible Preferred Stock" (the "Series D Preferred Stock"). The number of shares constituting the Series D Preferred Stock shall be two million (2,000,000). Each share of the Series D Preferred Stock shall have a stated value equal to one dollar ($1.00) (the "Stated Value").

2. Conversion Rights. The Series D Preferred Stock shall be convertible into the $0.001 par value common stock of the Corporation (the "Common Stock") as follows:

         a. Optional Conversion. Subject to and upon compliance with the provisions of this Section 2, a holder of any shares of the Series D Preferred Stock (a "Holder") shall have the right at such Holder's option at any time, to convert any of such shares of the Series D Preferred Stock held by the Holder into fully paid and non-assessable shares of the Common Stock at the then Conversion Rate (as defined herein).

         b. Conversion Rate. Each share of the Series D Preferred Stock is convertible into the number of shares of the Common Stock shall be calculated by dividing the Stated Value by $0.06

(the "Conversion Price"; the conversion rate so calculated, the "Conversion Rate"), subject to adjustments as set forth in Section 2(e) hereof.

         c. Mechanics of Conversion. The Holder may exercise the conversion right specified in Section 2(a) by giving thirty (30) days written notice to the Corporation, that the Holder elects to convert a stated number of shares of the Series D Preferred Stock into a stated number of shares of Common Stock, and by surrendering the certificate or certificates representing the Series D Preferred Stock to be converted, duly endorsed to the Corporation or in blank, to the Corporation at its principal office (or at such other office as the Corporation may designate by written notice, postage prepaid, to all Holders) at any time during its usual business hours, together with a statement of the name or names (with addresses) of the person or persons in whose name the certificate or certificates for Common Stock shall be issued.

         d. Conversion Rate Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:

              1. Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of all or substantially all of the assets of the Corporation, each share of the Series D Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of the Series D Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder of the shares of the Series D Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock of other securities or property thereafter deliverable on the conversion of the shares of the Series D Preferred Stock.

              2. Stock Dividends, Subdivisions, Reclassification, or Combinations. If the Corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares; the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination, or reclassification shall be proportionately adjusted so that the Holder of any shares of the Series D Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock that it would have owned or been entitled to receive had such Series D Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur.

              3. Issuances of Securities. If the Corporation shall (i) sell or otherwise issue shares of the Common Stock at a purchase price per share less than the Conversion Price, or (ii) sell or otherwise issue the Corporation's securities which are convertible into or exercisable for shares of the Corporation's Common Stock at a conversion or exercise price per share less than the Conversion Price, then immediately upon such issuance or sale, the Conversion Price shall be adjusted to a price determined by multiplying the Conversion Price immediately prior to such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale (excluding shares held in the treasury), plus the number of shares of the Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of the additional shares to be issued at such issuance or sale.

              4. Excluded Transactions. No adjustment to the Conversion Price shall be required under this Section 2(e) in the event of the issuance of shares of Common Stock by the Corporation upon the conversion or exercise of or pursuant to any outstanding stock options or stock option plan now existing or hereafter approved by the Holders which stock options have an exercise or conversion price per share of less than the Conversion Price.

         f. Approvals. If any shares of the Common Stock reserved for the purpose of conversion of shares of the Series D Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of the Series D Preferred Stock are then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

         g. Valid Issuance. All shares of Common Stock that may be issued upon conversion of shares of the Series D Preferred Stock will upon issuance be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action that will cause a contrary result.

3.       Liquidation.

         a. Liquidation Preference. In the event of liquidation, dissolution or winding up of the Corporation (each a "Liquidation Event"), the Holders of the Series D Preferred Stock shall have the same liquidation preference, pari passu, as the holders (the "Series B Holders") of the Series B $1.00 Convertible Preferred Stock (the "Series B Preferred Stock"), and be entitled to receive, before any distribution of assets shall be made to the holders of any Series C $100 Redeemable 9% Convertible Preferred Stock (the "Series C Preferred Stock") or Common Stock, but after the liquidation preference of the Series A $5.00 convertible preferred stock (the "Series A Preferred Stock"), an amount equal to the Stated Value per share of Series D Preferred Stock held by such Holder (the "Liquidation Pay Out"). After payment of the Liquidation Pay Out to each Holder and the payment of the respective liquidation preferences of the other classes of preferred stock of the Corporation, pursuant to the Corporation's Articles of Incorporation, as amended, each Holder shall be entitled to share with the Series B Holders, the holders of the Series C Preferred Stock and the holders of the Common Stock, pari passu, the remaining assets of the Corporation available for distribution to the Corporation's stockholders.

         b. Ratable Distribution. If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation to be distributed among the Holders and the Series B Holders shall be insufficient to permit payment in full to such holders, then all remaining net assets of the Corporation after the provision for the payment of the Corporation's debts and distribution to any senior stockholders shall be distributed ratably in proportion to the full amounts to which they would otherwise be entitled to receive among such holders of the Series B Preferred Stock and Series D Preferred Stock.

4. Voting Rights. Except as prohibited under Nevada law, the Holders of the Series D Preferred Stock shall be entitled to vote at any meeting of stockholders of the Corporation (or any written actions of stockholders in lieu of meetings) with respect to any matters presented to the stockholders of the Corporation for their action or consideration. For the purposes of such shareholder votes, each share of Series D Preferred Stock shall be entitled to such number of votes as represented by the number of shares of Common Stock such share of Series D Preferred Stock would be convertible into at the time of such voting. Notwithstanding the foregoing, so long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, voting as a separate class (i) alter or change the rights, preferences or privileges of the Series D Preferred Stock as outlined herein, or (ii) create any new class or series of capital stock having a preference same as or over the Series D Preferred Stock as to the payment of dividends or the distribution of assets upon the occurrence of a Liquidation Event ("Senior Securities"), or (iii) alter or change the rights, preferences or privileges of any Senior Securities so as to adversely affect the Series D Preferred Stock.

5. Dividends. The Holders of the Series D Preferred Stock shall not be entitled to receive dividends.

6. No Preemptive Rights. No Holders of the Series D Preferred Stock, whether now or hereafter authorized, shall, as such Holder, have any preemptive right whatsoever to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation nor of any security convertible into, nor of any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class of the Corporation, whether now or hereafter authorized.

7. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of the Series D Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation's Articles of Incorporation, as amended. The shares of the Series D Preferred Stock shall have no preemptive or subscription rights.

8. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

9. Severability of Provisions. If any right, preference or limitation of the Series D Preferred Stock set forth in this certificate of designation (this "Certificate") (as such Certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

10. Status of Reacquired Shares. No shares of the Series D Preferred Stock which have been issued and reacquired in any manner may be reissued, and all such shares shall be returned to the status of undesignated shares of preferred stock of the Corporation.

11. Restrictions and Limitations. So long as any shares of the Series D Preferred Stock remain outstanding, the Corporation may not, without the vote or written consent by the holders of a majority of the outstanding shares of the Series D Preferred Stock, voting as a separate class:

             a. Effect any sale, license, conveyance, exchange or transfer of all or substantially all of the assets of the Corporation or take any other action which will result in the holders of the Corporation's capital stock prior to the transaction owning less than 50% of the voting power of the Corporation's capital stock after the transaction; or

             b. Amend or otherwise change the Corporation's Articles of Incorporation, bylaws or certificate of designation of any stock; or

             c. Change the nature of the business of the Corporation or any of its subsidiaries; or

             d. Make any distributions on, or redemption of, any capital stock (other than: (i) distributions or redemptions made pursuant to the certificates of designations of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock; or (ii) redemptions or repurchases in amounts not exceeding $10,000 in the aggregate per fiscal year); or

             e. Authorize, issue, obligate itself to issue, or agree to the authorization or issuance by any of the subsidiaries of the Corporation of, any capital stock or securities convertible into or exercisable for any capital stock, other than issuance of the Series D Preferred Stock pursuant to that certain Series D Preferred Stock Purchase and Warrant Exercise Agreement between the Corporation and Stanford Venture Capital Holdings, Inc. dated as of even date herewith (the "Series D Purchase Agreement") or the issuance of the Common Stock upon the conversion of shares of the Corporation's preferred stock or upon the exercise of any options or warrants which have been contemplated or disclosed in the Series D Purchase Agreement in ; or

             f. Make acquisitions of fixed assets or capital stock or capital expenditures (except for the purchase of inventory or other assets in the ordinary course of business) in any 12-month period during which the aggregate amount of all such transactions exceeds $100,000; or

             g. Enter into any credit facility or issue any debt (except for (i) increases in debt under existing credit facilities as of the date hereof and as in effect on the date hereof and (ii) the increase of trade credit or accounts payable in the ordinary course of business)
              that exceeds $100,000 in a single transaction or a series of transactions; or

         h.   Increase the number of directors on the Board above five; or

         i. Enter into any transaction with any affiliate (as such term is used in Rule 144 promulgated pursuant to the Securities Act of 1933, as amended) of the Corporation or modify any existing agreement or understanding with such affiliate (except for any transaction with any of its wholly owned, operating subsidiaries in the ordinary course of business); or

         j. File a voluntary or involuntary petition that commences a case under Title 11 of the United States Code (or any successor statutes) with respect to the Corporation, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking, or consent to, relief under any applicable federal or state law relating to bankruptcy or insolvency.

12.      Amendment. This Certificate may be amended with the written approval of
(i) the Corporation and (ii) the vote or written consent of holders of a majority of the outstanding shares of the Series D Preferred Stock, without the consent or approval of any other party. Any amendment so effected shall be binding upon the Corporation and any holder of the Series D Preferred Stock.

              IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf by its Chief Executive Officer and attested to as of the 31st day of January 2003.

                                              TANGIBLE ASSET GALLERIES, INC.

                                              By:: /s/ Silvano DiGenova
                                                   --------------------------
                                              Name:  Silvano DiGenova
                                              Title: Chief Executive Officer

                                                                       Exhibit C

                                                               Execution Version

                          REGISTRATION RIGHTS AGREEMENT

       THIS REGISTRATION RIGHTS AGREEMENT, dated as of January 31, 2003, is made by and among Tangible Asset Galleries, Inc., a Nevada corporation (the "Company"), and holders of the Company's Series B $1.00 Convertible Preferred Stock (the "Series B Preferred Stock"), Series C $100 Redeemable 9% Convertible Preferred Stock (the "Series C Preferred Stock") and Warrants (the "Warrants") issued pursuant to that certain Securities Purchase Agreement by and between the Company and such holders dated as of April 3, 2002 (the "First Purchase Agreement") and the Company's Series D $1.00 Convertible Preferred Stock (the "Series D Preferred Stock") issued pursuant to that certain Series D Preferred Stock and Warrant Exercise Agreement by and between the Company and such holders dated as of even date herewith (the "Second Purchase Agreement"; the First Purchase Agreement and the Second Purchase Agreement collectively, the "Purchase Agreements") whose names appear on the signature page hereto below that of the Company (collectively, the "Investors"). For purposes of clarification, the Warrants include the warrants to purchase 4,000,000 shares of the Company's Common Stock issued to Silvano DiGenova pursuant to Section 4(g) of the First Purchase Agreement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Second Purchase Agreement.

                                    RECITALS:

       WHEREAS, the Company desires to grant to the Investors the registration rights set forth herein with respect to the shares (the "Conversion Shares") of Common Stock issuable upon conversion or exchange of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, shares (the "Warrant Shares") of Common Stock issuable upon exercise of the Warrants and shares (the "Default Warrant Shares") of Common Stock issuable upon the exercise of the warrants issuable in the event of a registration default pursuant to
Section 3(e) (all the shares of the Series B Preferred Stock, the Series C Preferred Stock and Series D Preferred Stock, the Conversion Shares, the Warrant Shares and the Default Warrant Shares, collectively and interchangeably to be referred to as the "Securities").

       NOW, THEREFORE, the parties hereto mutually agree as follows:

       Section 1. Certain Definitions. As used herein the term "Registrable Security" means the Conversion Shares, Warrant Shares, and Default Warrant Shares, until (i) all Securities have been disposed of pursuant to the Registration Statement (as defined below), (ii) all Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 ("Rule 144") (or any similar provision then in force) under the Securities Act of 1933, as amended (the "Securities Act") are met, or (iii) such time as, in the opinion of counsel to the Company reasonably satisfactory to the Investors and upon delivery to the Investors of such executed opinion, all Securities may be sold without any time, volume or manner limitations pursuant to Rule 144 (or any similar provision then in effect). In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be deemed to be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement. As used herein the term "Holder" means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 9 hereof.

       Section 2. Restrictions on Transfer. Each of the Investors acknowledges and understands that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144. Each of the Investors understands that no disposition or transfer of the Securities may be made by any of the Investors in the absence of (i) an opinion of counsel to such Investor, in form and substance reasonably satisfactory to the Company, that such transfer may be made without registration under the Securities Act or
(ii) such registration.

       With a view to making available to the Investors the benefits of Rule 144 or any other similar rule or regulation of the Securities and Exchange Commission (the "Commission") that may at any time permit the holders of the Securities to sell securities of the Company to the public pursuant to Rule 144, the Company agrees to:

              (a) comply with the provisions of paragraph (c)(1) of Rule 144;

              (b) file with the Commission in a timely manner all reports and other documents required to be filed with the Commission pursuant to
       Section 13 or 15(d) under the Exchange Act by companies subject to either of such sections, irrespective of whether the Company is then subject to such reporting requirements; and

              (c) Upon request by any Holder or the Company's transfer agent, provide an opinion of counsel, which opinion shall be reasonably acceptable to the Holder and/or the Company's transfer agent, that the such Holder has complied with the applicable conditions of Rule 144 (or any similar provision then in force).

       Section 3. Registration Rights With Respect to the Registrable
Securities.

              (a) The Company agrees that it will prepare and file with the Commission, no later than June 30, 2003, a registration statement (on Form S-1 or SB-2, or other appropriate registration statement form) under the Securities Act (such registration statement, including (a) all amendments and supplements thereto, (b) each prospectus contained therein, and (c) all exhibits thereto or incorporated by reference therein, the "Registration Statement"), in respect of the Holders, so as to permit a resale of the Securities under the Act by the Holders as selling stockholders and not as underwriters.

              The Company shall use diligent best efforts to cause the Registration Statement to become effective as soon as practical following the filing of the Registration Statement. The number of shares designated in the Registration Statement to be registered shall include 150% of the Warrant Shares, 150% of the Default Warrant Shares, if any, and

       150% of the Conversion Shares. The Registration Statement shall include appropriate language regarding reliance upon Rule 416 to the extent permitted by the Commission. The Company will notify the Holders and its transfer agent of the effectiveness of the Registration Statement within one (1) Trading Day (as defined below) of such event. As used herein "Trading Day" shall mean any business day on which the market on which the Common Stock trades is open for business.

              (b) The Company will maintain the Registration Statement or post-effective amendment filed under this Section 3 effective under the Securities Act until the earlier of (i) the date that none of the Registrable Securities covered by such Registration Statement are or may become issued and outstanding, (ii) the date that all of the Registrable Securities have been sold pursuant to such Registration Statement, (iii) the date all the Holders receive an opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Holders, that the Registrable Securities may be sold under the provisions of Rule 144 without limitation as to volume, (iv) all Registrable Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (v) 3 years from the date on which the Registration Statement first became effective (the "Effective Date").

              (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees of the Company and all other fees and disbursements of the Company's accountants, auditors and other independent professional service providers) shall be borne by the Company. The Company shall also reimburse the fees and expenses of counsel to the Holders incurred in connection with such counsel's review of the Registration Statement and advice concerning the Registration Statement and its filing subject to a cap of $10,000. The Holders shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Registrable Securities being registered. The Holders and their counsel shall have a reasonable period, not to exceed ten (10) Trading Days, to review the proposed Registration Statement or any amendment thereto, prior to filing with the Commission, and the Company shall provide the Holders with copies of any comment letters received from the Commission with respect thereto within two (2) Trading Days of receipt thereof. The Company shall qualify any of the securities for sale in such states as the Holders reasonably designate and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the Holders, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process. The Company at its expense will supply each of the Investors with copies of the applicable Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by any of the Investors.

              (d) The Company shall not be required by this Section 3 to include the Registrable Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Holders and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holders and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities" as such term is defined in Rule 144.

              (e) In the event that (i) the Registration Statement is not filed by the Company in a timely manner as set forth in Section 3(a); (ii) the Registration Statement is not declared effective by the Commission within 180 days after the initial filing thereof; or (iii) such Registration Statement is not maintained as effective by the Company for the period set forth in Section 3(b) above (each a "Registration Default"), then the Company will issue to each of the Holders, for each Registration Default then in effect, as liquidated damages and not as a penalty, for every three-month period in which each Registration Default is occurring, warrants to purchase one (1) share of the Common Stock ("Default Warrants") for each share of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock issued to the Holders pursuant to the Purchase Agreements until such corresponding Registration Default no longer exists ("Liquidated Damages"); provided, however, that the issuance of such Default Warrants shall not relieve the Company from its obligations to register the Registrable Securities pursuant to this Section.

              If the Company does not issue the Default Warrants to the Holders as set forth above, the Company will pay any Holder's reasonable costs of any action in a court of law to cause compliance with this Section 3(e), including reasonable attorneys' fees, in addition to the Default Warrants. The registration of the Registrable Securities pursuant to this Section shall not affect or limit a Holder's other rights or remedies as set forth in this Agreement.

              (f) The Company shall be precluded from including in any registration statement which it is required to file pursuant to this
       Section 3 any other securities apart from the Registrable Securities, except for the securities listed on Exhibit B hereto and those securities related to any qualified stock option plan approved by the Board of Directors of the Company, without the prior written consent of the Holders.

              (g) If, at any time any Registrable Securities are not at the time covered by any effective Registration Statement, the Company shall determine to register under the Securities Act (including pursuant to a demand of any stockholder of the Company exercising registration rights) any of its shares of the Common Stock (other than in connection with a merger or other business combination transaction that has been consented to in writing by holders of the Series B Preferred Stock and Series D Preferred Stock, or pursuant to Form S-8 when such filing has been consented to in writing by holders of the Series B Preferred Stock and the Series D Preferred Stock), it shall send to each Holder written notice of such determination and, if within twenty (20) days after receipt of such notice, such Holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Securities that such Holder requests to be registered. Notwithstanding the foregoing, if, in connection with any offering involving an underwriting of the Common Stock to by issued by the Company, the managing underwriter shall impose a limitation on the number of shares of the Common Stock included in any such registration statement because, in such underwriter's judgment, such limitation is necessary based on market conditions: (a) if the registration statement is for a public offering of common stock on a "firm commitment" basis with gross proceeds to the Company of at least $15,000,000 (a "Qualified Public Offering"), the Company may exclude, to the extent so advised by the underwriters, the Registrable Securities from the underwriting; provided, however, that if the underwriters do not entirely exclude the Registrable Securities from such Qualified Public Offering, the Company shall be obligated to include in such registration statement, with respect to the requesting Holder, only an amount of Registrable Securities equal to the product of (i) the number of Registrable Securities that remain available for registration after the underwriter's cutback and (ii) such Holder's percentage of ownership of all the Registrable Securities then outstanding (on an as-converted basis) (the "Registrable Percentage"); and (b) if the registration statement is not for a Qualified Public Offering, the Company shall be obligated to include in such registration statement, with respect to the requesting Holder, only an amount of Registrable Securities equal to the product of (i) the number of Registrable Securities that remain available for registration after the underwriter's cutback and (ii) such Holder's Registrable Percentage; provided, however, that the aggregate value of the Registrable Securities to be included in such registration may not be so reduced to less than 20% of the total value of all securities included in such registration. If any Holder disapproves of the terms of any underwriting referred to in this paragraph, it may elect to withdraw therefrom by written notice to the Company and the underwriter. No incidental right under this paragraph shall be construed to limit any registration required under the other provisions of this Agreement.

       Section 4. Cooperation with Company. Each Holder will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company (which shall include all information regarding such Holder and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing its obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. Nothing in this Agreement shall obligate any Holder to consent to be named as an underwriter in any Registration Statement. The obligation of the Company to register the Registrable Securities shall be absolute and unconditional as to those Registrable Securities which the Commission will permit to be registered without naming any Holder as underwriters. Any delay or delays caused by a Holder by failure to cooperate as required hereunder shall not constitute a Registration Default as to such Holder.

       Section 5. Registration Procedures. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible, subject to the Holders' assistance and cooperation as reasonably required with respect to each Registration Statement:

              (a) (i) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such Registration Statement whenever any of the Holder shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of Registrable Securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Securities Act) and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) the prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

              (b) (i) prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to the Holders as required by
       Section 3(c) and reflect in such documents all such comments as the Holders (and their counsel) reasonably may propose; (ii) furnish to each of the Holders such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the Act, and such other documents, as any of the Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder; and (iii) provide to the Holders copies of any comments and communications from the Commission relating to the Registration Statement, if lawful to do so;

              (c) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as any of the Holders shall reasonably request (subject to the limitations set forth in Section 3(c) above), and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdiction of the Registrable Securities owned by such Holder;

              (d) list such Registrable Securities on the markets where the Common Stock of the Company is listed as of the Effective Date, if the listing of such Registrable Securities is then permitted under the rules of such markets;

              (e) notify the Holders at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall prepare and file a curative amendment under Section 5(a) as quickly as reasonably possible and during such period, the Holders shall not make any sales of Registrable Securities pursuant to the Registration Statement;

              (f) after becoming aware of such event, notify each of the Holders who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension;

              (g) cooperate with the Holders to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as any of the Holders reasonably may request and registered in such names as any of the Holders may request; and, within three (3) Trading Days after a Registration Statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Holders) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

              (h) take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Holders of their Registrable Securities in accordance with the intended methods therefor provided in the prospectus which are customary for issuers to perform under the circumstances;

              (i) in the event of an underwritten offering, promptly include or incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such prospectus supplement or post-effective amendment; and

              (j) maintain a transfer agent and registrar for the Common Stock.

              Section 6. Indemnification.

              (a) To the maximum extent permitted by law, the Company agrees to indemnify and hold harmless each of the Holders, each person, if any, who controls any of the Holders within the meaning of the Securities Act, and each director, officer, shareholder, employee, agent, representative, accountant or attorney of the foregoing (each of such indemnified parties, a "Distributing Investor") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), to which the Distributing Investor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, and only to the extent, that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Investor, its counsel, or affiliates, specifically for use in the preparation thereof or (ii) such Distributing Investor's failure to deliver to the purchaser a copy of the most recent prospectus (including any amendments or supplements thereto). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

              (b) To the maximum extent permitted by law, each Distributing Investor agrees that it will indemnify and hold harmless the Company, and each officer and director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Investor, its counsel or affiliates, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Distributing Investor may otherwise have under this Agreement. Notwithstanding anything to the contrary herein, the Distributing Investor shall be liable under this
         Section 6(b) for only that amount as does not exceed the net proceeds to such Distributing Investor as a result of the sale of Registrable Securities pursuant to the Registration Statement.

              (c)  Promptly after receipt by an indemnified party under this
         Section 6 of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent the failure of the indemnified party to provide such written notification actually prejudices the ability of the indemnifying party to defend such action. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified parties shall have the right to employ one or more separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any interpleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party or any other indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld so long as such settlement includes a full release of claims against the indemnified party.

              All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and all reasonable attorneys' fees and expenses) shall be paid to the indemnified party, as incurred, within ten (10) Trading Days of written notice thereof to the indemnifying party; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder.

         Section 7. Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 6 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Investor on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Investor agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Notwithstanding any other provision of this Section 7, in no event shall (i) any of the Distributing Investors be required to undertake liability to any person under this Section 7 for any amounts in excess of the dollar amount of the proceeds received by such Distributing Investor from the sale of such Distributing Investor's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are registered under the Securities Act and (ii) any underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to such Registration Statement.

         Section 8. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth on Exhibit A hereto or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. Any party hereto may from time to time change its address or facsimile number for notices under this Section 8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

         Section 9. Assignment. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The registration rights granted to any Holder under this Agreement may be transferred as set forth below (provided (1) the transferee is bound by the terms of this Agreement and (2) the Company is given written notice prior to such transfer) to: (i) any partner or affiliate of such Holder; (ii) in the case of an individual, any member of the immediate family of such individual or any trust for the benefit of the individual or any such family member or members; or (iii) any other transferee which receives substantially all of the Registrable Securities (or the rights thereto) held by such Holder.

         Section 10. Additional Covenants of the Company. For so long as it shall be required to maintain the effectiveness of the Registration Statement, it shall file all reports and information required to be filed by it with the Commission in a timely manner and take all such other action so as to maintain such eligibility for the use of the applicable form.

         Section 11. Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when together shall constitute but one and the same instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

         Section 12. Remedies. The remedies provided in this Agreement are cumulative and not exclusive of any other remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

         Section 13. Conflicting Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise prevents the Company from complying with all of its obligations hereunder.

         Section 14. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made in Florida by persons domiciled in Miami and without regard to its principles of conflicts of laws. The Company and the Holders agree to submit themselves to the in personam jurisdiction of the state and federal courts situated within the Southern District of the State of Florida with regard to any controversy arising out of or relating to this Agreement. The non-prevailing party to any dispute hereunder shall pay the expenses of the prevailing party, including reasonable attorneys' fees, in connection with any such dispute.

         Section 16. Amendments, Waivers and Consents. Any provision in this Agreement to the contrary notwithstanding, (A) changes in or additions to this Agreement may be made, (B) compliance with any covenant or provision herein set forth may be omitted or waived, or (C) approval or consent by the Holders may be obtained, only if the Company receives consent thereto in writing from persons holding or having the right to acquire a majority of the Registrable Shares at the time such consent is given (on an as-converted, as exchanged basis). All Holders shall be bound by any amendment to this Agreement that is approved by or consented to by such persons holding or having the right to acquire a majority of the Registrable Shares.

         Section 17. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

         Section 18. Integration. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof (including that certain Registration Rights Agreement dated as of April 3, 2002 among the parties hereto).

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

               [SIGNATURE PAGE OF REGISTRATION RIGHTS AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, as of the date and year first above written.

                                       TANGIBLE ASSET GALLERIES, INC.


                                       By: /s/ Silvano DiGenova
                                          --------------------------------------
                                              Silvano DiGenova, Chairman & CEO


                                       INVESTORS:


                                       STANFORD VENTURE CAPITAL HOLDINGS, INC.


                                       By: /s/ James M. Davis
                                          --------------------------------------
                                       Name: James M. Davis
                                       Title: President


                                       /s/ Silvano DiGenova
                                       -----------------------------------------
                                       Silvano DiGenova, an individual


                                       /s/ Daniel T. Bogar
                                       -----------------------------------------
                                       Daniel T. Bogar, an individual


                                       /s/ William R. Fusselmann
                                       -----------------------------------------
                                       William R. Fusselmann, an individual


                                       /s/ Osvaldo Pi
                                       -----------------------------------------
                                       Osvaldo Pi, an individual


                                       /s/ Ronald M. Stein
                                       -----------------------------------------
                                       Ronald M. Stein, an individual

                                                                       Exhibit D

                        LIQUIDATION PREFERENCES AGREEMENT

         This LIQUIDATION PREFERENCES AGREEMENT (this "Agreement") is made effective as of January 31, 2003, and is made by and among TANGIBLE ASSET GALLERIES, INC., a Nevada corporation (the "Company"), the persons indicated on the signature page hereof as being the holders of the Company's outstanding Series B $1.00 Convertible Preferred Stock (the "Series B Holders") and STANFORD VENTURE CAPITAL HOLDINGS, INC., a Delaware corporation, in its capacity as the sole purchaser of the Company's Series D $1.00 Convertible Preferred Stock (the "Series D Holder").

                                R E C I T A L S

         A. Concurrently herewith, the Company is executing a Series D Preferred Stock Purchase and Warrant Exercise Agreement (the "Stock Purchase Agreement"), pursuant to which the Series D Holder is purchasing two million (2,000,000) shares of the Company's Series D $1.00 Convertible Preferred Stock (the "Series D Preferred Stock"). The rights, preferences and privileges of the Series D Preferred Stock are set forth in a Certificate of Designation filed with the Nevada Secretary of State (the "Series D Certificate of Designation").

         B. The Company currently has outstanding three million four hundred thousand (3,400,000) shares of Series B Preferred Stock, the rights, preferences and privileges of which are set forth in a Certificate of Designation filed with the Nevada Secretary of State (the "Series B Certificate of Designation").

         C. The parties desire that the Series D Preferred Stock have the same liquidation preferences as the Series B Preferred Stock. In order to amend the Certificate of Designation for the Series B Preferred Stock so that its liquidation preference is the same as (i.e., pari passu) with the Series D Preferred Stock, the consent of the holders of the Company's outstanding Series A $5.00 Redeemable 8% Convertible Preferred Stock (the "Series A Preferred Stock") will have to be obtained. The parties desire to close the transactions described in the Stock Purchase Agreement without first obtaining the consent of the holders of the Series A Preferred Stock.

         D. The parties are therefore entering into this Agreement so that they may agree upon the liquidation preferences of the Series B Preferred Stock and Series D Preferred Stock, with the intent that the Company shall also commence efforts to obtain the approval of the holders of the Series A Preferred Stock to the amendment of the various Certificates of Designation, so that in the event of a liquidation of the Company, the distributions to the holders of the Series B Preferred Stock and Series D Preferred Stock shall be as set forth herein.

                               A G R E E M E N T

         NOW THEREFORE, the parties hereto do hereby agree as follows:

1.       Distribution of Assets in Event of Liquidation.

         Notwithstanding the terms of the Series B Certificate of Designation and the Series D Certificate of Designation, in the event of a liquidation, dissolution or winding up of the

Company, all cash or other property that would be distributable to the Series B Holders and Series D Holders under the Series B Certificate of Designation or Series D Certificate of Designation, respectively, shall be pooled, and shall be distributed to the Series B Holders and the Series D Holders in the manner set forth in Exhibit A hereto.

2.       Restriction on Transfer.

         The Series B Holders and Series D Holder agree not to transfer their shares of Series B Preferred Stock or Series D Preferred Stock, or assign any interest therein, to any third party unless such third party agrees to be bound by the terms hereof. The holders of the Series B Preferred Stock and Series D Preferred Stock agree to tender their certificates for such shares to the Company to be marked with a legend reflecting the existence of this Agreement.

3.       Amendment of Certificate of Designation.

         The Series B Holders hereby irrevocably agree that the Series B Certificate of Designation shall be amended so that Section 3 thereof, relating to "Liquidation," shall read as set forth in Exhibit A hereto. The Company shall promptly use its best efforts to obtain the approval of the Series A Holders to the amendment of the Series Certificate of Designation and Series D Certificate of Designation so that the liquidation preferences for both such classes of securities thereof shall be as set forth in Exhibit A hereto.

4.       Miscellaneous.

            (a) Entire Agreement. This Agreement and the Exhibit hereto constitute the entire agreement between the parties relating to the subject matter hereof, is intended as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and supersedes all prior agreements, representations and understandings, whether written or oral, concerning such subject matter.

            (b) Counterparts; Facsimile Transmission. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument. Facsimile transmission of any signed original document or retransmission of any signed facsimile transmission will be deemed the same as the delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

            (c) Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement.

            (d) Governing Law. Except for issues involving Nevada law which shall be governed by and interpreted in accordance with the laws of the State of Nevada, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. Each of the parties consents to the jurisdiction of the federal courts of Florida or the state courts of the State of Florida in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:                                TANGIBLE ASSET GALLERIES, INC.,
                                        a Nevada corporation


                                        By:_____________________________________

                                           Its:_________________________________



SERIES B HOLDERS:                       STANFORD VENTURE CAPITAL HOLDINGS, INC.,
                                        a Delaware corporation


                                        By:_____________________________________

                                           Its:_________________________________



                                        /s/ Silvano Digenova
                                        ----------------------------------------
                                        SILVANO DIGENOVA



SERIES D HOLDERS:                       STANFORD VENTURE CAPITAL HOLDINGS, INC.,
                                        a Delaware corporation


                                        By:_____________________________________

                                           Its:_________________________________

                                   EXHIBIT A

         3. Liquidation.

                 a. Liquidation Preference. In the event of liquidation, dissolution or winding up of the Corporation (each a "Liquidation Event"), the holders (the "Series B Holders") of the Series B Preferred Stock and the Holders of the Series D $1.00 Convertible Preferred Stock (the "Series D Preferred Stock") shall have the same liquidation preference, pari passu, therefore each shall be entitled to receive, before any distribution of assets shall be made to the holders of any Series C $100 Redeemable 9% Convertible Preferred Stock (the "Series C Preferred Stock") or Common Stock, but after the liquidation preference of the Series A $5.00 convertible preferred stock (the "Series A Preferred Stock"), an amount equal to the Stated Value per share of Series B Preferred Stock and/or Series D Preferred Stock held by such Holder (the "Liquidation Pay Out"). After payment of the Liquidation Pay Out to each Holder and the payment of the respective liquidation preferences of the other classes of preferred stock of the Corporation, pursuant to the Corporation's Articles of Incorporation, as amended, each holder of Series B Preferred Stock and Series D Preferred Stock shall be entitled to share with the holders of the Series C Preferred Stock and the holders of the Common Stock, pari passu, on a per share basis, the remaining assets of the Corporation available for distribution to the Corporation's stockholders.

                 b. Ratable Distribution. If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation to be distributed among the Holders and the Series B Holders shall be insufficient to permit payment in full to such holders, then all remaining net assets of the Corporation after the provision for the payment of the Corporation's debts and distribution to any senior stockholders shall be distributed ratably in proportion to the full amounts to which they would otherwise be entitled to receive among such holders of the Series B Preferred Stock and Series D Preferred Stock.

                                                                       Exhibit E
                                                               Execution Version

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT, dated as of January 31, 2003 (this "Agreement"), is entered into by and between Stanford Venture Capital Holdings, Inc., a Delaware corporation (the "Consultant"), and Tangible Asset Galleries, Inc., a Nevada corporation (the "Company").

                                    RECITALS:

         WHEREAS, the Company desires to retain the Consultant to render certain financial consulting and advisory services; and

         WHEREAS, the Consultant is willing to perform such consulting services on the terms and subject to the conditions herein contained.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       ENGAGEMENT

         The Company hereby engages the Consultant, and the Consultant hereby accepts such engagement, as a consultant to render the consulting services set forth below, as requested by the Company, and in furtherance of the business goals of the Company.

2.       CONSULTANT DUTIES

         a. The Consultant shall, at the request of the Company, provide financial consulting and advisory services with respect to matters including, but not necessarily limited to, the following: (a) possible re-capitalization and reverse stock split; (b) alternative capital structures and additional funding requirements; (c) market makers and financial public relations specialists; and (d) strategic transactions that the Company may consider from time to time.

         b. The Consultant may also provide additional services at the request of the Company upon terms and conditions to be mutually agreed upon by the parties at the time of such additional engagement.

         c. The Consultant agrees to use commercially reasonable efforts to provide the aforesaid consulting services at the direction of the Company and to perform such duties that may be required of the Consultant pursuant to the express and explicit terms of this Agreement to the reasonable satisfaction of the Company.

         d. The Consultant shall not be required to devote a minimum number of hours to the services rendered hereunder.

3.       TERM

         The term of this Agreement during which such consulting services shall be provided hereunder shall commence on April 1, 2003 and continue for a period of three (3) years.

4.       COMPENSATION

         As compensation for the services to be rendered by the Consultant hereunder, the Company shall pay the Consultant a fee of $60,000 per year, payable quarterly in advance in equal installments of $15,000, with the first such installment due on April 1, 2003. The fee may be paid in cash or common stock at the option of the Company. The Consultant shall also receive or be reimbursed for its reasonable travel and other out-of-pocket expenses directly related to its agreed upon activities in the course of performing its consulting duties. If the Company chooses to pay any portion of the fee in common stock, the per-share value of the common stock issued shall be equal to the lowest of
(i) the average of the closing prices for the Company's common stock for the 20 Trading Days (as defined below) immediately preceding the due date for the relevant installment payment if such stock is publicly traded, (ii) the lowest issuance price for the Company's common stock during the three-month period immediately preceding the due date for the relevant installment payment, or
(iii) a per-share price determined by the Company's Board of Directors in good faith and agreed to by the Consultant. As used herein, "Trading Day" means any business day on which (A) the market on which the Company's common stock trades is open for business and (B) the Company's common stock actually trades on such market. In the event that the Company and the Consultant fail to agree on the per-share price, the Company shall make the relevant installment payment in cash.

5.       CONFIDENTIAL INFORMATION

         a. The Company agrees to promptly provide and fully disclose to the Consultant any and all information regarding the Company which the Consultant deems pertinent to its engagement hereunder.

         b. The Consultant hereby acknowledges that any and all confidential knowledge or information concerning the Company and its affairs obtained by it, its principals, employees and/or contractors in the course of its engagement hereunder will not be disclosed by the Consultant to other persons and entities, including, but not limited to, competitors of the Company, except (i) as required by law, court order or other legal proceeding, or (ii) to authorized employees, officers or directors of the Company or the Consultant or to such persons to whom disclosure is necessary or appropriate in connection with the Consultant's performance of its duties hereunder.

         c. As used herein, confidential knowledge or information means: (a) all information regarding the Company which is not generally available to the public; and (b) all information regarding the Company which was received by the Consultant from a source with confidentiality obligations to the Company.

         d. The covenant of the Consultant under this Section 5 shall not apply to information or knowledge which (i) at the time of disclosure is in the public domain; (ii) after such disclosure, becomes a part of the public domain otherwise than through the Consultant's breach of its obligations under this Section 5; or (iii) was lawfully in the possession of the Consultant.

6.       CONSULTANT STATUS

         The parties acknowledge that the Consultant is providing services hereunder as an independent contractor. Accordingly, the Consultant agrees that any taxes associated with the performance of its services hereunder shall be its sole responsibility. The parties further agree that nothing herein shall create a relationship of partners or joint venturers between the Consultant and the Company and, except as otherwise set forth herein, nothing herein shall be deemed to authorize the Consultant to obligate or bind the Company without the prior written consent of the Company in each instance.

7.       INDEMNIFICATION

         a. The Company shall hold harmless and indemnify the Consultant, its affiliates, and each of the directors, employees, agents, partners, stockholders, and members of the foregoing from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including, but not limited to, the payment and advancement of reasonable attorney's fees (including for appellate proceedings) (collectively, the "Indemnified Liabilities"), resulting from, or incurred in connection with any claim made against the Consultant relating to the performance of its duties hereunder.

         b. Notwithstanding the foregoing, the Company shall have no obligation to hold harmless and indemnify the Consultant from claims made against the Consultant which arise out of, or in connection with, the Consultant's gross negligence or willful misconduct in the performance of its duties hereunder.

         c. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         d. The provision of this Section 7 shall survive termination of this Agreement.

8.       ASSIGNMENT

         The Consultant shall not have the right to assign, sell, pledge, or dispose of in any way this Agreement or its rights and obligations hereunder without, and then only in accordance with, the Company's prior written consent.

9.       TERMINATION OF AGREEMENT

         The termination of this Agreement for any reason, whether initiated by the Consultant or the Company, shall not release the Consultant or the Company, as the case may be, from their respective obligations under this Agreement which by their terms shall continue beyond such termination, including, without limitation, the Consultant's obligations under Section 5

("Confidential Information") and the Company's obligation under Sections 4 ("Compensation") and 7 ("Indemnification"). Notwithstanding the foregoing, the Company shall no longer be obligated to pay any remaining fees under Section 4 ("Compensation") if the Consultant terminates this Agreement.

10.      ENTIRE AGREEMENT

         This Agreement contains the complete arrangement between the parties with respect to the subject matter hereof. The parties stipulate that neither has made any representation with respect to the subject matter of this Agreement or the execution or delivery hereof or any other representations except such representations as are specifically set forth herein, and each of the parties hereto acknowledges that it has relied on its own judgment in entering into this Agreement.

11.      WAIVER OR AMENDMENT

         No waiver, amendment or modification of this Agreement or any condition or limitation contained herein shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver, amendment or modification shall be offered or received in evidence or in any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is duly executed in writing. The parties further agree that the provisions of this section may not be waived except as set forth herein.

12.      GOVERNING LAW AND JURISDICTION

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. Each party consents to the jurisdiction of the federal courts in Florida or the state courts of the State of Florida in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

13.      VALID OBLIGATION

         This Agreement has been duly authorized, executed, and delivered by the Company and is a legal, valid, and binding obligation of the Company.

14.      WAIVER OF JURY TRIAL

         THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF

EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

15.      ATTORNEYS' FEES AND COSTS

         If either party seeks to enforce its rights or remedies hereunder by litigation, arbitration, or otherwise, the prevailing party shall be entitled to reasonable attorneys' fees, expenses, and costs incurred in connection therewith.

16.      COUNTERPARTS

         This Agreement may be executed in separate counterparts, each of which so executed and delivered shall constitute an original, but all such counterparts shall together constitute one and the same instrument.

            (The remainder of this page is intentionally left blank.)

                    [SIGNATURE PAGE TO CONSULTING AGREEMENT]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

STANFORD VENTURE CAPITAL            TANGIBLE ASSET GALLERIES, INC.
HOLDINGS, INC.

By: /s/ James M. Davis              By: /s/ Silvano DiGenova
  -------------------------           ---------------------------
Name: James M. Davis                Name:  Silvano DiGenova
Title: President                    Title: Chief Executive Officer

                                                                       Exhibit F

                                January __, 2003


Stanford Venture Capital Holdings, Inc.
c/o Greenberg Traurig, LLP
2450 Colorado Avenue, Suite 400E
Santa Monica, CA  90404
Attn: ______________

              Re:      Tangible Asset Galleries, Inc.

Ladies and Gentlemen:

         This legal opinion is being delivered to you by us as counsel to Tangible Asset Galleries, Inc., a Nevada corporation (the "Company"), in connection with the negotiation, execution and delivery by the Company of that certain Series D Preferred Stock Purchase and Warrant Exercise Agreement (the "Agreement"), dated as of even date herewith, by and between you and the Company, and the transactions contemplated therein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

         In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Primary Documents, (ii) the Articles of Incorporation of the Company as amended through the date hereof (the "Articles of Incorporation"), (iii) the bylaws of the Company, as in effect on the date hereof (the "Bylaws"), (iv) a certificate (the "Officers' Certificate") of officers of the Company concerning certain factual matters, and which identifies certain material agreements by which the Company is bound (the "Material Agreements") and (iv) selected corporate records, agreements, documents and instruments and certificates or comparable documents of public officials and governmental authorities. We have also made such inquiries of such officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         Based upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions stated herein, we are of the opinion that as of the date hereof:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite corporate power and authority to conduct its business as described in the Company's Annual Report on Form 10-KSB/A for the

Stanford Venture Capital Holdings, Inc.
January __, 2003
Page 2

fiscal year ended June 30, 2001, and is duly qualified as a foreign corporation to do business in each jurisdiction in which it maintains an office, leases real property, or maintains inventory.

         2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Primary Documents, to reduce the exercise prices of the Warrants, to issue the Warrant Stock pursuant to the Agreement, to issue the Series D Preferred Stock and to issue the shares of Common Stock issuable upon conversion of the Series D Preferred Stock in accordance with the terms of the Series D Certificate of Designation (the "Conversion Shares").

         3. The filing of the Series D Certificate of Designation, the execution and delivery of the Primary Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate actions of the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors, or its stockholders is required.

         4. The Primary Documents (other than the Series D Certificate of Designation) have been duly executed and delivered by the Company.

         5. The Primary Documents constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except:

             a. as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application;

             b. as the enforceability of the indemnification and contribution clauses of the Registration Rights Agreement may be limited by applicable law or public policy;

             c. we express no opinion concerning provisions of the Primary Documents pertaining to the choice of applicable law, a party's consent to jurisdiction in a specified state, or waivers of the right to a jury trial.

         6. The shares of the Series D Preferred Stock to be issued pursuant to the Agreement (the "Series D Preferred Shares") have been duly authorized and validly issued and are fully paid and non-assessable. The reduction of the exercise prices under the Warrants pursuant to the Agreement and the issuance of the Warrant Stock have been duly authorized. Upon issuance in accordance with the Agreement, the Warrant Stock will be validly issued, fully paid and non-assessable. The Conversion Shares are duly authorized and, upon issuance in accordance with the terms of the Series D Certificate of Designation, will be validly issued, fully paid and non-assessable. A number of shares of Common Stock sufficient to meet the Company's obligations

Stanford Venture Capital Holdings, Inc.
January __, 2003
Page 3

to issue Common Stock upon full conversion of the Series D Preferred Shares has been duly reserved.

         7. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock; (ii) 1,400,000 shares of Series A $5.00 Convertible Preferred Stock; and (iii) 3,400,000 shares of Series B Preferred Stock; (iv) 7,000 shares of Series C Preferred Stock and (iv) 2,000,000 shares of Series D Preferred Stock. To our knowledge no shares of Common Stock or preferred stock are subject to preemptive rights or any other similar rights of the stockholders of the Company pursuant to the Articles of Incorporation, the Bylaws, the Nevada General Corporation Law, any Material Agreement or any certificate of designation of any stock of the Company.

         8. Other than approvals that have been obtained, no authorization, approval or consent is required to be obtained by the Company for the issuance and sale of the Series D Preferred Stock as contemplated by the Primary Documents and the Series D Certificate of Designation or in connection with the consummation of other transactions contemplated thereby, from: (a) any governmental body or regulatory agency under California or federal law, (b) any self-regulatory organization or stock exchange or market, (c) any stockholders of the Company, (d) any third party under any of the Material Agreements or (e) to our knowledge, any court.

         9. Except as disclosed on Schedule 3(s) attached to the Agreement, to our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization pending or threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on its business, operation or financial conditions or which would adversely affect the validity or enforceability of or the authority or ability of the Company to perform its obligations under the Primary Documents or the Series D Certificate of Designation.

         10. The execution, delivery and performance of and compliance with the terms of the Primary Documents and the issuance of the Securities do not violate any provision of the Articles of Incorporation, the Bylaws or any provision of any applicable federal or California state law, rule or regulation.

         11. The execution, delivery and performance of and compliance with the Primary Documents and the Series D Certificate of Designation and the issuance of the Securities have not resulted and will not: (i) result in any violation of, (ii) constitute a default under (or an event which with the passage of time or the giving of notice or both would constitute a default under), or (iii) result in the creation of any lien, security interest or encumbrance on the assets or properties of the Company and which, individually or in the aggregate, would have a material adverse effect on its business, operation or financial conditions, or (iv) give under any Material Agreement.

Stanford Venture Capital Holdings, Inc.
January __, 2003
Page 4

In addition, the execution, delivery and performance of and compliance with the Primary Documents and the Series D Certificate of Designation and the issuance of the Securities have not resulted and will not give rise, pursuant to any Material Agreement, to any right of any Person to (a) purchase any additional securities from the Company, (b) sell any securities, (c) adjust the exercise price of any warrant, option or any other similar instrument or securities, or
(d) adjust any conversion price or rate or any right, preference or limitation with respect to any securities of the Company held by such Person.

         These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by an other person.

         The opinions expressed herein are subject to the following assumptions, limitations, qualification and exceptions:

             a. We have assumed the genuineness of all signatures, the authenticity of all Primary Documents submitted to us as originals, the conformity with originals of all Primary Documents submitted to us as copies, the authenticity of certificates of public officials and the due authorization, execution and delivery of all Primary Documents (except the due authorization, execution and delivery by the Company of the Primary Documents).

             b. We have assumed that each of the parties to the Primary Documents other than the Company (the "Other Parties") has the legal right, capacity and power to enter into, enforce and perform all of its obligations under the Primary Documents. Furthermore, we have assumed the due authorization by each of the Other Parties of all requisite action and the due execution and delivery of the Primary Documents by each of the Other Parties, and that the Primary Documents are valid and binding upon each of the Other Parties and are enforceable against each Other Party in accordance with their terms.

             c. With respect to the statements in paragraphs 7, 8, and 9 above which are stated to be "to our knowledge," we have, with your consent, advised you only concerning knowledge obtained by us as a result of the Officers' Certificate and the actual present knowledge of those attorneys in our firm who have given substantive attention to the representation described in the introductory paragraph of this opinion and does not include any knowledge of any other attorneys within our firm (regardless of whether they have represented or are representing the Company in connection with any other matters) or any constructive or imputed knowledge of any matters or items of information. Except to that limited extent we have, with your consent, made no independent review of public records or of any of the Company's operations, transactions or contractual arrangements, except for the Material Agreements.

Stanford Venture Capital Holdings, Inc.
January __, 2003
Page 5

             d. With respect to our opinions in paragraphs 9 and 11 relating to the requirement of obtaining certain authorizations, approvals or consents, or the violation of certain laws, our opinions are limited to those California and federal laws that a lawyer practicing in the State of California exercising customary professional diligence would reasonably recognize as being directly applicable to the Company or the transactions contemplated by the Primary Documents.

             e. We note that the Agreement provides that it is to be governed by and construed in accordance with the laws of the State of Florida, except for issues involving Nevada law. For purposes of this opinion, and with your consent, we have assumed that the laws of the State of Florida are identical in all relevant respects to the laws of the State of California.

         We are members of the bar of the State of California and do not purport to be experts in, or to express any opinion concerning, any laws other than the federal laws, the laws of the State of California and the General Corporation Laws of the Sate of Nevada. For purposes of our opinions on matters of Nevada law we have assumed that such law is substantially identical to the General Corporation Laws of the State of California. No opinion is expressed as to the laws of any other jurisdiction or the effect which the laws of any other jurisdiction might have on the subject matter of the opinions expressed herein under conflict of laws principles or otherwise. In furnishing the opinion regarding the valid existence and good standing of the Company, we have relied solely upon good standing certificates issued by the respective Secretaries of State of the States of California and Nevada.

Stanford Venture Capital Holdings, Inc.
January __, 2003
Page 6

         This opinion is being furnished for the sole benefit of the named addressee. Except as provided above, this opinion may not be relied upon by any other person or entity or published, quoted or otherwise used for any other purpose without our prior written consent. This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

                                         Respectfully submitted,


                                         /s/ RUTAN & TUCKER
                                         ------------------
                                             RUTAN & TUCKER

                                                                       Exhibit G

                                February __, 2003

Stanford Venture Capital Holdings, Inc.
c/o Greenberg Traurig, LLP
2450 Colorado Avenue, Suite 400E
Santa Monica, CA 90404
ATTN:

         Re: $2,000,000.00 sale of Series D $1.00 Convertible Preferred Stock of
             Tangible Asset Galleries, Inc., as seller, to Stanford Venture Capital Holdings, Inc., as buyer.

Ladies and Gentlemen:

         This legal opinion is being delivered to you by us as special Nevada counsel to Tangible Asset Galleries, Inc., a Nevada corporation (the "Company"), in connection with the negotiation, execution and delivery by the Company of that certain Series D Preferred Stock Purchase and Warrant Exercise Agreement (the "Agreement"), dated January 31, 2003, by and between you and the Company and the transactions contemplated therein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

         In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

         1. Series D Preferred Stock Purchase and Warrant Exercise Agreement, Certificate of Designation of Series D $1.00 Convertible Preferred Stock of the Company, the Registration Rights Agreement and the Stanford Consulting Agreement ("Primary Documents");

         2. Articles of Incorporation of the Company, as amended, and in effect as of the date hereof;

         3. Restated Bylaws of the Company, as amended, and in effect as of the date hereof;

         4. Certificate of Designation of the Rights, Preferences, Privileges and Restrictions of the Series A $5.00 Redeemable 8% Convertible Preferred Stock of the Company;

         5. Certificate of Designation of Series B $1.00 Convertible Preferred Stock of the Company;

Stanford Venture Capital Holdings, Inc.
February __, 2003
Page 2

         6. Certificate of Designation of Series C $1.00 Redeemable 9% Convertible Preferred Stock of the Company;

         7. Share Exchange and Note Modification Agreement.

         The documents listed above are hereinafter collectively referred to as the "Transaction Documents".

         In addition to the Transaction Documents, we have examined such other documents and certificates of public officials and representatives of the Company as we have deemed necessary as a basis for the opinions expressed herein. As to questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates of representatives of the Company. Additionally, we have relied, with your consent, on the opinion of the law firm Rutan & Tucker, LLP, as to the factual matters expressed therein, without any independent investigation of the matters covered therein.

         We have assumed, without investigation or inquiry, the genuineness of all signatures and documents submitted to us as originals, that all copies submitted to us conform to the originals, the legal capacity of all natural persons and that such persons have been identified by their full and correct legal names, and, as to documents executed by parties other than the Company, such parties' power to enter into and perform their obligations under such documents, that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such parties.

         We have further assumed that the Primary Documents accurately reflect the intent and business purposes of the parties thereunder and that there are no agreements, understandings or negotiations between the parties not set forth in the Primary Documents that would modify the terms or rights and obligations of the parties thereunder, and there is not now and has not in the past negotiations been any mistake of fact or misunderstanding, fraud, duress or undue influence.

         Based on the foregoing and subject to the limitations, qualifications and exceptions set forth below, it is our opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

         2. The Company has corporate power to enter into and perform its obligations under the Primary Documents, to own is properties and assets and to carry on its business as it is currently being conducted.

         3. The Primary Documents have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company.

Stanford Venture Capital Holdings, Inc.
February __, 2003
Page 3


         4. The Series D Certificate of Designation is in appropriate form for execution and filing by the Company with the Secretary of State of the State of Nevada in accordance with the requirements of Chapter 78 of Nevada Revised Statutes (hereinafter, "Nevada General Corporation Law").

         5. The rights, preferences and privileges of the Series D Preferred Stock are as set forth in the Series D Certificate of Designation and are not in violation of the Articles of Incorporation, the Bylaws or any Certificate of Designation of any other stock of the Company or the Nevada General Corporation Law.

         6. No authorization, approval or consent is required to be obtained by the Company for the issuance and sale of the Series D Preferred Stock as contemplated by the Primary Documents or in connection with the consummation of other transactions contemplated thereby, from any governmental body or regulatory agency under the Nevada General Corporation Law.

         7. None of the Articles of Incorporation, the Bylaws or any Certificate of Designation for any stock of the Company is in violation of the Nevada General Corporation Law. The execution, delivery and performance of and compliance with the terms of the Primary Documents and the issuance of the Securities do not violate any provision of the Nevada General Corporation Law.

         The opinions expressed herein are subject to the following limitations, qualifications and exceptions:

         1. With respect to our opinions in paragraphs 6 and 7 above, relating to the requirement of obtaining certain authorizations, approvals or consents, or the violation of certain laws, our opinions are limited to those Nevada laws that a lawyer practicing in the State of Nevada exercising customary professional diligence would reasonably recognize as being directly applicable to the Company or the transactions contemplated by the Primary Documents.

         2. With respect to our opinions in paragraph 5, 6 and 7 above, you are advised that the liquidation preferences in the Series D Certificate of Designation conflict with those set forth in the Certificate of Designation for the Company's outstanding Series B Preferred Stock. We express no opinion concerning the effect of such conflict, and such opinions are qualified by the effect of such conflict.

         3. The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors. We advise you that the enforceability of the Primary Documents may be limited by (i) certain equitable, legal or statutory principles affecting the enforcement of contractual rights generally, regardless of whether such enforcement is considered in a proceeding in equity or at law, including without limitation, concepts of notice, materiality, impairment of security, reasonableness, good faith and fair dealing, jurisdiction, service of process, venue and applicable statutes of limitation and (ii) judicial discretion or

Stanford Venture Capital Holdings, Inc.
February __, 2003
Page 4


statutory limitations with respect to the availability of equitable remedies or defenses, the calculation of damages and the entitlement to attorneys' fees and other costs. The provisions referred to above which may be limited or rendered ineffective include, without limitation, those which (i) purport to waive statutory or common law rights, (ii) provide for indemnification to the extent such indemnification is against public policy, (iii) provide for one party to act as attorney in fact for another party, and (v) provide for the exercise of set-off or similar rights.

     4. We specifically express no opinion herein regarding the following matters:

        a. Federal securities laws and regulations administered by the Securities and Exchange Commission (other than the Public Utility Holding Company Act of 1935), state "Blue Sky" laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

        b. Federal Reserve Board margin regulations;

        c. Pension and employee benefit laws and regulations (e.g., ERISA);

        d. Federal and state antitrust and unfair competition laws and regulations;

        e. Federal and state laws and regulations concerning filing and notice requirements (e.g., Hart-Scott-Rodino and Exon-Florio), other than requirements applicable to charter-related documents such as a certificate of merger;

        f. Compliance with fiduciary duty requirements;

        g. Fraudulent transfer and fraudulent conveyance laws;

        h. Federal and state tax laws and regulations;

        i. Federal and state racketeering laws and regulations (e.g., RICO);

        j. Federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws;

        k. Other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and

        l. Any matter which may be governed by the law of any jurisdiction other than the internal laws of the State of Nevada.

     Although some members of the firm are licensed to practice law in other jurisdictions, we do not purport to be experts in, or to express any opinion herein concerning, any law other than

Stanford Venture Capital Holdings, Inc.
February __, 2003
Page 5


the law of the State of Nevada, both statutory law and published and distributed case law. This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     This opinion is being furnished for the sole benefit of the named addressee. Except as provided above, this opinion may not be relied upon by any other person or entity or published, quoted or otherwise used for any other purpose without our prior written consent. This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

                                                 Very truly yours,


                                                 /s/ Kolesar & Leatham, Chtd.
                                                 -------------------------------
                                                 Kolesar & Leatham, Chtd.

                                                                       Exhibit H


                         TANGIBLE ASSET GALLERIES, INC.

                               CLOSING CERTIFICATE

     The undersigned, Silvano DiGenova and Paul Biberkraut, hereby jointly and severally certify to Stanford Venture Capital Holdings, Inc., a Delaware corporation ("Stanford"), that they are the duly elected and acting Chief Executive Office and Chairman, and Chief Financial Officer, respectively, of Tangible Asset Galleries, Inc., a Nevada corporation (the "Company"), and hereby further jointly and severally certify to Stanford as follows (all capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Stock Purchase and Warrant Exercise Agreement dated January 31, 2003, by and among the Company, Stanford, Silvano DiGenova, and the other named Warrant Holders (the "Purchase Agreement")):

     1. Representations and Warranties. The representations and warranties contained in Section 3 of the Purchase Agreement are true and correct in all respects on and as of the date hereof, as though made on and as of such date, except to the extent that any such representation or warranty relates solely to an earlier date, in which case such representation or warranty is true and correct in all respects on and as of such earlier date.

     2. Financial Statements. We have under our supervision and our control, reviewed all available audited and unaudited financial statements for the Company.

     3. Outstanding Debt. We have under our supervision and control, prepared a list, attached hereto as Exhibit 1 and incorporated herein by this reference, of all outstanding debt of the Company as of January 22, 2003. For the purposes of this Section 3, "outstanding debt" shall mean all debt obligations of the Company in excess of $5,000, on a consolidated basis, pursuant to borrowing arrangements, excluding trade payables and accrued liabilities extended by vendors in the ordinary course of business, accrued interest on any debt obligations, repurchase agreements and deferred revenues, that are required to be accrued and disclosed in the consolidated financial statements (including footnotes thereto) of the Company as prepared in accordance with generally accepted accounting principles in the United States of America.

     4. Recent Events. Except as disclosed in the Purchase Agreement, since December 31, 2002, there has not been any material change in the financial condition of the Company. The Company has not engaged in any practice, taken any action, or entered into any transaction outside its ordinary course of business.

     5. Contracts. We have under our supervision and control, reviewed all written contracts and other written agreements to which the Company is a party and which are material to its business.

     6.   Tax Matters.

          a. The Company has filed all Tax Returns that it was required to file, and has paid all Taxes shown thereon as owing, except where the failure to file Tax Returns or to pay Taxes would not have a Material Adverse Effect on the Company.

          b. The Company has not waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          c. Company is not a party to any Tax allocation or sharing agreement.

     7. Powers of Attorney. There are no outstanding general powers of attorney executed on behalf of the Company.

     IN WITNESS WHEREOF, the undersigned have executed this Officer's Certificate on behalf of the Company on and as of the ___ day of January, 2003.


/s/ Silvano DiGenova                        /s/ Paul Biberkraut
----------------------------------          ----------------------------------
Silvano DiGenova,                           Paul Biberkraut,
Chief Executive Officer and Chairman        Chief Financial Officer

                         TANGIBLE ASSET GALLERIES, INC.

                               CLOSING CERTIFICATE

EXHIBIT 1 - OUTSTANDING DEBT

General Motors Acceptance Corporation loan secured by a delivery van, bearing interest at the rate of 5.9% per annum and payable in monthly installments of $456.54 principal and interest. Balance as of January 22, 2003 is $13,875.89 plus accrued interest.

Silvano DiGenova, chief executive officer and principal stockholder (`CEO"), note payable secured by the Company's inventory and receivables and bearing interest at rate of 9% per annum. Balance as of January 22, 2003 is $1,000,000 plus accrued interest.

A-Mark Auction Galleries, Inc. note payable secured by the assets of the Company's subsidiary, Superior Galleries, Inc., bearing interest at the rate of 12% per annum, and payable in monthly installments of $19,132.99 principal and interest. Balance as of January 22, 2003 is $147,863.44 plus accrued interest.

Estate of John Wesley English revolving line of credit secured by all assets of the Company and a personal guarantee of the CEO and bearing interest at the prime rate of interest plus 7% per annum. Balance as of January 22, 2003 is $2,500,000 plus accrued interest.

Kevin Lipton Rare Coins promissory note secured by rare coin inventory bearing interest at the rate of 2.5% per month. Balance as of January 22, 2003 is $786,975 plus accrued interest. (Repaid on February 4, 2003)

Kevin Lipton Rare Coins promissory note secured by rare coin inventory bearing interest at the rate of 1.5% per month. Balance as of January 22, 2003 is $ 179,350 plus accrued interest.

Silvano DiGenova, CEO, promissory note bearing interest at 12% and payable on demand. Balance as of January 22, 2003 is $289,969.77 plus accrued interest

Silvano DiGenova, CEO, promissory note bearing interest at 12% and payable on demand. Balance as of January 22, 2003 is $70,000.00 plus accrued interest

KSH Strategic Investment Fund I, LP, secured promissory note dated July 3, 2001, in the original principal amount of $275,000, bearing interest at the rate of 10% per annum, payable at the earlier of the receipt of the proceeds of a private placement memorandum or July 3, 2002. In August 2002, KSH and Company agreed to extend the payment terms of the secured promissory note on a month to month basis. The balance of the promissory at January 22, 2002 was $31,250 plus accrued interest.

Total Balance:                      $5,019,283.90 plus
                                    accrued interest